UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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THERMO FISHER SCIENTIFIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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81 Wyman Street

Waltham, MA 02451

April 5, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Thermo Fisher Scientific Inc., which will be held on Wednesday, May 18, 2016, at 1:00 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting. The Company’s 2015 Annual Report to Stockholders also accompanies this letter.

It is important that your shares of the Company’s common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company’s common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the Company’s proxy card (if one has been provided to you). Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

We are pleased this year to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Thank you for your continued support of the Company.

Yours very truly,

MARC N. CASPER

President and Chief Executive Officer

81 Wyman Street

Waltham, MA 02451

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2016

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 18, 2016.

The Proxy Statement and 2015 Annual Report are available at www.proxyvote.com.

April 5, 2016

To the Holders of the Common Stock of

THERMO FISHER SCIENTIFIC INC.

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Thermo Fisher Scientific (“Thermo Fisher” or the “Company”) will be held on Wednesday, May 18, 2016, at 1:00 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York.

The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of ten directors for a one-year term expiring in 2017.

2.	Approval of an advisory vote on executive compensation.

3.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2016.

4.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 28, 2016, are the only stockholders entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

SETH H. HOOGASIAN

Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1111.

81 Wyman Street

Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 18, 2016

This proxy statement is furnished in connection with the solicitation of proxies by Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Company”) on behalf of the Board of Directors of the Company (the “Board”) for use at the 2016 Annual Meeting of Stockholders to be held on Wednesday, May 18, 2016, at 1:00 p.m. (Eastern time) at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 5, 2016.

Purpose of Annual Meeting

At the 2016 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of ten directors for a one-year term expiring in 2017, an advisory vote on executive compensation, and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2016.

Voting Securities and Record Date

Only stockholders of record at the close of business on March 28, 2016, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 28, 2016, the outstanding voting securities of the Company consisted of 393,472,568 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Tuesday, May 17, 2016, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 17, 2016, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Fisher Scientific 401(k) Retirement Plan

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan (the “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 13, 2016, or by telephone or over the Internet by 11:59 p.m. Eastern time on Sunday, May 15, 2016, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. Eastern time on May 13, 2016, or by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 15, 2016.

Beneficial Stockholders

If you hold your shares through a broker, bank or other representative (“broker or representative”), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for director, FOR the Company’s executive compensation, and FOR the ratification of the selection of independent auditors for 2016. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

If you sign and return your proxy card marked “abstain” with respect to any of the proposals scheduled to be voted on at the meeting, or choose the same option when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on those proposals and will not be counted as votes cast with regard to those proposals.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on proposals for which it has discretionary voting authority. The only proposal on which your broker or representative has discretionary voting authority is the proposal to ratify the selection of independent auditors for 2016. If you do not instruct your broker or representative regarding how you would like your shares to be voted with respect to the other proposals scheduled to be voted on at the meeting, your broker or representative will not be able to vote on your behalf with respect to those proposals.

If you hold your shares through the 401(k) Plan, the trustee will vote the shares in your 401(k) Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, your shares will not be voted.

Vote Required for Approval

Election of Directors

Under the Company’s bylaws, in an uncontested election, a nominee for director will be required to obtain a majority of the votes cast in person or by proxy at the annual meeting in order to be elected, such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

Other Matters

Under the Company’s bylaws, the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter will be required for: approval of the advisory vote on executive compensation (Proposal 2); and approval of the ratification of the selection of the independent registered public accounting firm (Proposal 3). Shares which abstain from voting on these proposals and broker non-votes will not be counted as votes in favor of, or with respect to, such proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of these proposals.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

The number of directors constituting the full Board is fixed at ten. The terms for Marc N. Casper, Nelson J. Chai, C. Martin Harris, Tyler Jacks, Judy C. Lewent, Thomas J. Lynch, Jim P. Manzi, William G. Parrett, Scott M. Sperling, and Elaine S. Ullian expire at the 2016 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee of the Board has recommended to the Board, and the Board has nominated, Mses. Lewent and Ullian, Drs. Harris and Jacks, and Messrs. Casper, Chai, Lynch, Manzi, Parrett, and Sperling for a one-year term expiring at the 2017 Annual Meeting of Stockholders. Proxies may not be voted for a greater number of persons than the ten nominees named. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. Information regarding their beneficial ownership of Common Stock is reported under the heading “SECURITY OWNERSHIP.”

Marc N. Casper

Mr. Casper, age 48, has been a director of the Company since October 2009. He joined the Company in November 2001 and has been its President and Chief Executive Officer since October 2009. He served as the Company’s Chief Operating Officer from May 2008 to October 2009 and was Executive Vice President from November 2006 to October 2009. Prior to being named Executive Vice President, he was Senior Vice President from December 2003 to November 2006. Prior to joining the Company, Mr. Casper served as president, chief executive officer and a director of Kendro Laboratory Products. Mr. Casper is also a director of U.S. Bancorp. Within the last five years, Mr. Casper was a director of Zimmer Holdings, Inc. We believe that Mr. Casper is well suited to serve on our Board due to his position as Chief Executive Officer of the Company as well as his 19 years in the life sciences/healthcare equipment industry.

Nelson J. Chai

Mr. Chai, age 50, has been a director of the Company since December 2010. He was President of CIT Group Inc., a bank holding company that provides lending, advisory and leasing services to small and middle market businesses, from August 2011 to December 2015. He joined CIT Group in June 2010 as Executive Vice President, Chief Administrative Officer and head of strategy. Previously, he was President, Asia-Pacific for Bank of America Corporation beginning in December 2008, and Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., a financial services firm, from December 2007 to December 2008. Prior to that Mr. Chai was Executive Vice President and Chief Financial Officer of NYSE Euronext, a stock exchange group, from March 2006 to December 2007, and Chief Financial Officer of Archipelago Holdings, L.L.C., an electronic stock exchange, from June 2000 to March 2006. We believe that Mr. Chai is well suited to serve on our Board due to his many years of experience in finance and accounting.

C. Martin Harris

Dr. Harris, age 59, has been a director of the Company since March 2012. Since 2009, Dr. Harris has been the Chief Strategy Officer of The Cleveland Clinic Foundation, a multi-specialty academic medical center, and since 1996, he has been the Chief Information Officer and Chairman of the Information Technology Division of and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the Internet. Dr. Harris is also a director of HealthStream Inc. and Invacare Corporation. We believe that Dr. Harris is well suited to serve on our Board due to his experience in the healthcare industry as a physician and leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry.

Tyler Jacks

Dr. Jacks, age 55, has been a director of the Company since May 2009. He is the David H. Koch Professor of Biology at the Massachusetts Institute of Technology (MIT) and director of the David H. Koch Institute for Integrative Cancer Research. He joined the MIT faculty in 1992 and was director of its Center for Cancer Research from 2001 to 2008. Since 2002, Dr. Jacks has been an investigator with the Howard Hughes Medical Institute. Dr. Jacks is also a director of Amgen Inc. We believe that Dr. Jacks is well suited to serve on our Board due to his experience as a cancer researcher and member of multiple scientific advisory boards in biotechnology companies, pharmaceutical companies and academic institutions.

Judy C. Lewent

Ms. Lewent, age 67, has been a director of the Company since May 2008. She was Chief Financial Officer of Merck & Co., Inc., a global pharmaceutical company, from 1990 until her retirement in 2007. She was also Executive Vice President of Merck from February 2001 through her retirement and had additional responsibilities as President, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Ms. Lewent is also a director of Motorola Solutions, Inc. and GlaxoSmithKline plc, and within the last five years was a director of Dell, Inc. We believe that Ms. Lewent is well suited to serve on our Board due to her many years of global experience in finance and the pharmaceutical industry.

Thomas J. Lynch

Mr. Lynch, age 61, has been a director of the Company since May 2009. He is Chairman and Chief Executive Officer of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of engineered electronic components, network solutions, undersea telecommunication systems and specialty products. He joined Tyco International in 2004 as President of Tyco Engineered Products and Services and was appointed Chief Executive Officer in January 2006, when Tyco Electronics was formed and later became an independent, separately traded entity and was appointed Chairman in January 2013. Mr. Lynch is also a director of TE Connectivity Ltd. and Cummins Inc. We believe that Mr. Lynch is well suited to serve on our Board due to his experience as Chief Executive Officer of a comparably-sized global company.

Jim P. Manzi

Mr. Manzi, age 64, has been a director of the Company since May 2000 and Chairman of the Board since May 2007. He was also Chairman of the Board from January 2004 to November 2006. He has been the Chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the Chairman, President and Chief Executive Officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995. We believe that Mr. Manzi is well suited to serve on our Board due to his senior management experience leading Lotus and overall business acumen.

William G. Parrett

Mr. Parrett, age 70, has been a director of the Company since June 2008. Until his retirement in November 2007, he served as Chief Executive Officer of Deloitte Touche Tohmatsu, a global accounting firm. Mr. Parrett joined Deloitte in 1967, and served in a series of roles of increasing responsibility. Mr. Parrett serves as a director of the Blackstone Group LP, Eastman Kodak Company and UBS AG, and is chairman of their Audit Committees. Within the last five years, Mr. Parrett was a director of iGate Corporation. Mr. Parrett is a Certified Public Accountant (New York) with an active license. We believe that Mr. Parrett is well suited to serve on our Board due to his experience as Chief Executive Officer of Deloitte Touche Tohmatsu, which demonstrates his leadership capability and extensive knowledge of complex financial and operational issues.

Scott M. Sperling

Mr. Sperling, age 58, has been a director of the Company since November 2006. Prior to the merger of Thermo Electron Corporation and Fisher Scientific International Inc., he was a director of Fisher Scientific from January 1998 to November 2006. He has been employed by Thomas H. Lee Partners, L.P., a leveraged buyout firm, and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is also a director of iHeartMedia, Inc. and The Madison Square Garden Company, and within the last five years was a director of Warner Music Group Corp. We believe that Mr. Sperling is well suited to serve on our Board due to his experience in acquisitions and finance.

Elaine S. Ullian

Ms. Ullian, age 68, has been a director of the Company since July 2001. She was the President and Chief Executive Officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, from July 1996 to her retirement in January 2010. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Hologic Inc. We believe that Ms. Ullian is well suited to serve on our Board due to her experience as Chief Executive Officer of Boston Medical Center, a healthcare provider similar to many of the Company’s customers.

The Board of Directors recommends a vote “FOR” the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

General

The Board has adopted governance principles and guidelines of the Company (“Corporate Governance Guidelines”) to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and New York Stock Exchange (“NYSE”) disclosure requirements regarding amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. We may also use our website to make certain disclosures required by the rules of the NYSE, including the following:

•	the identity of the presiding director at meetings of non-management or independent directors;

•	the method for interested parties to communicate directly with the presiding director or with non-management or independent directors as a group;

•

the identity of any member of the issuer’s audit committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on the Company’s audit committee; and

•

contributions by the Company to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of the Company and our stockholders. In particular, we have adopted the following policies and procedures:

Declassified Board of Directors. Our bylaws provide that all of our directors will stand for election to one-year terms.

Majority Voting for Election of Directors. Our bylaws provide for a majority voting standard in uncontested director elections, so a nominee is elected to the Board if the votes “for” that director exceed the votes “against” (with abstentions and broker non-votes not counted as for or against the election). If a nominee does not receive more “for” votes than “against” votes, the director must offer his or her resignation, which the Board would then determine whether to accept and publicly disclose that determination.

No Hedging or Pledging Policy. We prohibit all hedging and pledging transactions involving Company securities by our directors and officers.

Separation of Chief Executive Officer and Chairman Roles. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the Board.

You can access the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.thermofisher.com or by writing to:

Investor Relations Department

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, MA 02451

Phone: 781-622-1111

Email: investorrelations@thermofisher.com

Director Nomination Process

The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company’s Secretary at the principal executive office of the Company. In addition, the bylaws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit Committee, financial expertise.

After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has from time to time engaged a search firm to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board. Dr. Harris and Messrs. Chai and Lynch, who were elected to the Board in 2012, 2010 and 2009, respectively, were recommended to the Board by Egon Zehnder International.

Director Independence

The Company’s Corporate Governance Guidelines require a majority of our Board to be “independent” within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company, which can be found in the Company’s Corporate Governance Guidelines, on the Company’s website at www.thermofisher.com. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

•         A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

•         A director who is a current employee or greater than 10% equity owner, or whose immediate family member is a current executive officer or greater than 10% equity owner, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•         A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•         (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a director who is a current employee of a firm that is the Company’s internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•         A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;

•         A director who is (or was within the last three years) an executive officer or greater than 10% equity owner of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

•         A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships or amounts not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Mses. Lewent and Ullian, Messrs. Chai, Lynch, Manzi, Parrett and Sperling, and Dr. Harris is “independent” in accordance with the Company’s Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. The Board had also determined that Lars Sørensen, who resigned from the Board on July 1, 2015, was independent in accordance with these tests. Each of Mses. Lewent and Ullian, Messrs. Chai, Lynch, Manzi, Parrett and Sperling, and Dr. Harris has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than compensation for services as a director as disclosed in this proxy statement under “DIRECTOR COMPENSATION.”

In determining the independence of the Company’s directors, the Board considered that in 2015 the Company sold products, in the ordinary course of business, to: (i) the Massachusetts Institute of Technology (“MIT”), where Dr. Jacks is a professor and the director of the David H. Koch Institute for Integrative Cancer Research, and the Howard Hughes Medical Institute (“HHMI”), where Dr. Jacks is an employee and investigator; (ii) TE Connectivity, where Mr. Lynch is Chairman and CEO; and (iii) The Cleveland Clinic, where Dr. Harris is an officer.

With respect to MIT, TE Connectivity and The Cleveland Clinic, the amount of the sales to each entity in 2015 were less than 1% of the 2015 revenues of such other entity and less than 0.1% of Thermo Fisher’s 2015 revenues. With respect to HHMI, sales to that organization have historically represented less than 1% of the entity’s revenues while Dr. Jacks has been a director of the Company. HHMI incurred a significant decrease in revenues for 2015, and the Company’s 2015 sales to the organization now represent greater than 2% of HHMI’s 2015 consolidated gross revenues, which resulted in Dr.  Jacks not being deemed independent under the Company’s Corporate Governance Guidelines.

Board of Directors Meetings and Committees

The Board met 13 times during 2015. During 2015, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as Strategy and Finance, and Science and Technology Committees. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, 10 of our directors attended the 2015 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2015 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading “REPORT OF THE AUDIT COMMITTEE.”

The current members of our Audit Committee are Messrs. Parrett (Chairman), Chai, and Lynch. The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, and that each is “financially literate” as is required by the listing standards of the NYSE. The Board has also determined that each of Messrs. Parrett and Chai qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations, and that they each have accounting and related financial management expertise as is required by the listing standards of the NYSE. The Board has determined that Mr. Parrett’s membership on four audit committees does not impair his ability to effectively serve on the Company’s Audit Committee. The Audit Committee met 12 times during 2015.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company’s chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2015 are described in this proxy statement under the heading “Compensation Discussion and Analysis.” The Compensation Committee also periodically reviews our director compensation, and makes recommendations on this topic to the Board as it deems appropriate, as described under the heading “DIRECTOR COMPENSATION.”

The current members of our Compensation Committee are Messrs. Sperling (Chairman) and Lynch and Ms. Ullian. The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee met nine times during 2015.

Role of Consultant

The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. Since October 2007, the Committee has retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer does not provide any other services to the Company and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Pearl Meyer’s work for the Compensation Committee does not raise any conflict of interest.

The consultant compiles information regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its peer group (see page 17 of this proxy statement for further detail regarding the peer group), analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs, and provides advice to the Compensation Committee regarding the Company’s programs. The consultant also provides information regarding emerging trends and best practices in executive compensation.

The consultant retained by the Compensation Committee reports to the Compensation Committee Chair and has direct access to Committee members. The consultant periodically meets with members of the Committee either in person or by telephone.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board.

The current members of our Nominating and Corporate Governance Committee are Messrs. Lynch (Chairman), Chai and Sperling, and Dr. Harris. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met five times during 2015.

Our Board’s Role in Risk Oversight

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. Risk assessment reports are periodically provided by management to the Board. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

Executive Sessions

In accordance with the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, independent directors meet at least twice a year in an executive session without management and at such other times as may be requested by any independent director. Jim P. Manzi, as the Chairman of the Board, presides at the meetings of the Company’s independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Chairman of the Board and the independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our compensation program for executive officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers. Our named executive officers for the year ended December 31, 2015 are Marc N. Casper, President and Chief Executive Officer, Stephen Williamson, Senior Vice President and Chief Financial Officer, Alan J. Malus, Executive Vice President, Mark P. Stevenson, Executive Vice President, Peter M. Wilver, Executive Vice President and Chief Administrative Officer (who served as the Company’s Senior Vice President and Chief Financial Officer until August 1, 2015) and Thomas W. Loewald, Senior Vice President, who also became Chief Commercial Officer of the Company effective January 1, 2016.

Executive Summary of Key Elements of Officer Compensation for 2015

Pay for Performance

Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals and uses a portfolio of equity awards to help align the interests of our executives with those of our stockholders. Key financial metrics include organic revenue growth, adjusted operating income margin, and adjusted earnings per share. Each of these metrics directly drove payouts to our named executive officers in incentive programs used in 2015.

Consistent with this approach, the compensation of our named executive officers for 2015 featured:

•        cash payouts under our annual cash incentive bonus program that ranged between 120% and 125% of target, reflective of the strong operating performance of the Company, and

•        equity grants for our named executive officers that consisted of a mixture of stock options, performance-based restricted stock units and time-based restricted stock units.

These equity grants in 2015 complemented a portfolio of previously granted equity awards, including performance-based restricted stock units granted in 2013 and 2014 to all named executive officers which incorporated the Company’s performance on organic revenue growth and adjusted EPS growth metrics. Our executive compensation program also incorporates a number of other key features that are designed to align the interests of our named executive officers with that of our stockholders, including:

•        a compensation package more heavily weighted toward long-term equity-based incentive compensation than salary and annual cash incentives in order to emphasize the focus on the Company’s long-term performance,

•        stock ownership guidelines, in order to encourage officers to focus on the Company’s long-term performance and discourage unreasonable risk-taking,

•        annual incentive awards that are subject to recoupment (or “clawback”) in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the U.S. federal securities laws that is required to be prepared at any time during the three-year period following payment of the award,

•        a policy not to include tax gross-ups in compensation arrangements,

•        double-trigger provisions in all of our executives’ change in control agreements, and

•        limited perquisites, none of which are subject to a tax gross-up.

A comparison of the major elements of pay in 2015 for our named executive officers in the aggregate relative to the mix of pay in the market study prepared by Pearl Meyer & Partners (“Pearl Meyer” and the “Pearl Meyer Study”) in late 2014, as more fully described below, follows. At the time of the Pearl Meyer Study, the Company’s named executive officers were Messrs. Casper, Wilver, Malus, Stevenson and Loewald.

At our 2015 Annual Meeting, our stockholders overwhelmingly approved our say-on-pay vote, with a 98% favorable advisory vote. The Committee believes that the support received from our stockholders at the 2015 Annual Meeting served to validate the overall philosophy and design of the Company’s executive compensation program. In making compensation decisions after the 2015 Annual Meeting, the Committee has remained consistent with this overall philosophy and design.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract and retain the best possible executive talent,

•	promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals,

•	motivate the Company’s officers to create long-term value for the Company’s stockholders and achieve other business objectives of the Company, and

•	require stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders.

To achieve these objectives, the Compensation Committee evaluates our officers’ compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other peer companies that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall cash compensation to key strategic, financial and operational goals such as organic revenue growth, adjusted operating margin expansion, and new product introductions and we provide a portion of our executive compensation in the form of stock options, performance-based restricted stock unit grants, and/or time-based restricted stock unit grants. The Committee believes frequent reviews of the compensation levels of our named executive officers help us retain our executives and ensures their interests remain aligned with those of our stockholders by allowing them to participate in both the shorter term success of the Company as reflected in organic revenue growth and growth in adjusted earnings per share from one year to the next, as well as the longer term success of the Company as reflected in stock price appreciation. Our compensation package is highly performance-based, with the largest portion consistently denominated in equity.

Strategic Pay Positioning

Overall positioning of pay for named executive officers as a group is targeted to be within 10% of the sum of the median for the CEO and the 60th percentile for the other named executive officers for total compensation (total direct compensation, change in pension value and nonqualified deferred compensation earnings, and all other compensation) and within 10% of the sum of the median for the CEO and the 65th percentile for the other named executive officers for total direct compensation.

Generally, the goal is to achieve this through positioning of each major element of pay independently. Base salaries, for example, as the only fixed component of pay, are targeted to fall within 10% of median competitive levels, in the aggregate. Annual incentives are targeted to provide the opportunity for a 65th percentile payment, in the aggregate, for the achievement of preset internal goals, as well as an opportunity for top quartile actual payouts for strong performance, and actual payouts below median levels for performance below the preset goals.

The objective of our long term incentive program is to develop strong executive retention through opportunities tied to appreciation of the Company’s stock price over time. Superior returns to stockholders will result in significant opportunities to increase the value of executives’ overall equity value, while returns that fall short will significantly diminish that overall value. As such, opportunities are targeted to approximate the 75th percentile, in the aggregate.

Individual decisions may result in positioning outside of these specified ranges, particularly where the measured market reflects little differentiation between the 25th, median and 75th percentiles. Individual components may also be highly differentiated based on key requirements of a specific role, success in past roles within or outside the Company or, within our pay for performance culture, demonstrated success in an executive officer’s current role. Position tenure also plays an important role in the positioning of individual pay levels.

Consistent with the aforementioned pay-for-performance influence, the Compensation Committee reviews each component of pay individually and collectively, to ensure that the compensation programs work in a unified manner to motivate and retain key executive talent.

The Compensation Committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards.

The Compensation Committee initially targets compensation for our executive officers as a group, in the aggregate, and then considers the allocation among each officer individually. The principal reference for external comparison is to proxy-named executive officers of industrial and healthcare companies comparable to the Company in terms of annual revenues and market capitalization.

The chart below compares the components of our compensation package to the targeted strategic pay positioning as described above, for each component of pay as computed by Pearl Meyer.

For 2015, aggregate base salaries for the named executive officers as a group were 100% of median competitive levels, as measured by Pearl Meyer. The aggregate target bonus opportunity was 101% of the 65th percentile competitive opportunity. Aggregate long-term incentives were 84% of the 75th percentile competitive level. Combining these components provided an aggregate target total direct compensation opportunity of 100% of the combined competitive positions (i.e., within 10% of the sum of the median for the CEO and the 65th percentile for the other named executive officers). Combining the target total direct compensation with retirement income and perquisites provided aggregate total compensation of 100% of the targeted level as a group (i.e., within 10% of the sum of the median for the CEO and the 60th percentile for the other named executive officers).

Typically, during the first calendar quarter of each year, the chief executive officer makes a recommendation to the Compensation Committee with respect to annual salary increases and bonuses, and annual equity awards, if any, for executive officers other than himself, which is then reviewed by the Compensation Committee. The Compensation Committee annually reviews the individual performance evaluations for the executive officers, and, usually in late February, determines their compensation changes and awards after receiving input from other independent directors of the Board. As part of this process, the Compensation Committee also reviews, with respect to named executive officers, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Form	Primary Purpose	Performance Criteria
Base salary	Cash	Provide competitive, fixed compensation to attract and retain the best possible executive talent	Achievement of Company and individual goals
Annual cash incentive bonuses	Cash	Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals	Organic revenue growth, adjusted operating income as a percentage of revenue, adjusted earnings per share, and non-financial measures (see page 18)
Long-term incentive awards	Stock options	Align executive compensation with our corporate strategies and business objectives; motivate the Company’s officers to create long-term value for the Company’s stockholders and achieve other business objectives of the Company; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders	N/A, but appreciation in common stock price yields greater value
	Performance-based restricted stock unit awards		Organic revenue growth and adjusted earnings per share (see page 21)
	Time-based restricted stock unit awards		N/A

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all U.S. employees) and, for most executives, a supplemental deferred compensation plan	Provide competitive retirement benefits to attract and retain skilled management	N/A
Perquisites	Eligibility to receive supplemental long-term disability and life insurance, access to emergency medical service; in the case of the CEO, limited use of Company aircraft for non-business purposes	Provide a competitive compensation package	N/A
Severance and Change in Control Benefits	Eligibility to receive cash and other severance benefits in connection with termination under certain scenarios (see page 24)	Provide competitive benefits to attract and retain the best possible executive talent and facilitate the executive’s evaluating potential business combinations	N/A

Each year, the Compensation Committee, after reviewing information provided by compensation consultants, determines what it believes in its business judgment to be the appropriate mix of various compensation components.

The Committee believes that the Company’s executive compensation program supports the executive compensation objectives described above without encouraging management to take unreasonable risk with respect to Thermo Fisher’s business. The Committee believes that the program’s use of long-term, equity-based compensation, including the use of options and restricted stock unit awards, and our stock ownership guidelines, all encourage officers to take a long-term view of Thermo Fisher’s performance and discourage unreasonable risk-taking. The Committee has reviewed the Company’s key compensation policies and practices and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Compensation Consultant

In late 2014, the Committee directly engaged Pearl Meyer to assist the Committee in its review and evaluation of the compensation for the executive officers. Pearl Meyer provides no services to the Company other than to the Compensation Committee, and is therefore entirely independent of the management of the Company. In making decisions on 2015 salary changes, the setting of 2015 target annual cash incentive bonuses as a percentage of salary, and equity award decisions in February 2015, the Committee considered the Pearl Meyer Study, which included data from a peer group of publicly-traded companies, and survey data reflecting industry- and size-appropriate comparators.

Peer Group

The Committee reviewed the companies included in the prior year’s peer group with respect to revenue, market capitalization and enterprise value, each as compared to the Company’s, and determined that adjustments for 2015 were unnecessary.

Pearl Meyer used the peer group set forth below in connection with analyzing 2015 executive compensation:

3M Company	Honeywell International Inc.
Abbott Laboratories	Illinois Tool Works Inc.
AbbVie Inc.	Ingersoll-Rand Plc
Amgen Inc.	L 3 Communications Holdings, Inc.
Baxter International Inc.	Medtronic, Inc.
Bristol-Myers Squibb Company	Monsanto Company
Covidien plc (which was subsequently	Parker-Hannifin Corporation
acquired by Medtronic, Inc.)	PPG Industries, Inc.
Danaher Corporation	Stryker Corporation
Eaton Corporation	Texas Instruments Incorporated
EMC Corporation	Textron Inc.
Emerson Electric Co.
Gilead Sciences

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Generally, we believe that executive officer base salaries should be, in the aggregate, near (e.g., within 10%) the median of the range of salaries for executives in similar positions at comparable companies determined in a manner consistent with the Pearl Meyer Study, but with variations as dictated by individual circumstances. Base salaries are generally reviewed annually by our Compensation Committee in February and changes are effective in late March/early April of that year. In making base salary decisions, the Committee takes into account a variety of factors, including the level of the individual’s responsibility, the length of time the individual has been in that position, the ability to replace the individual, demonstrated success in role, and the current base salary of the individual. In late February 2015, the Compensation Committee considered the market data contained in the Pearl Meyer Study and increased the salaries of our executive officers for 2015 (effective late March 2015) in accordance with our standard annual compensation review. The 2015 base salaries for the named executive officers were set consistent with our philosophy of keeping salaries within 10% of these measured market medians, in the aggregate. Increases were as follows: 5.1% for Mr. Casper, 36.9% for Mr. Williamson, 2.3% for Mr. Malus, 2.3% for Mr. Stevenson and 4.3% for Mr. Loewald. Increases vary principally to reflect tenure in current position and competitive pay levels, to recognize strong individual performance and to assist the Company to retain these executives. With respect to Mr. Williamson, the adjustment reflects his promotion to Senior Vice President and Chief Financial Officer effective as of August 1, 2015. Mr. Wilver did not receive an increase, as he had previously announced his retirement from the Company effective March 31, 2016. Subsequently, Mr. Wilver accepted the position of Executive Vice President and Chief Administrative Officer of the Company effective August 1, 2015. Base salaries were increased as reflected in the table below.

Name	Prior Base Salary	Base Salary as of March 30, 2015
Marc N. Casper	$1,285,000	$1,350,000
Stephen Williamson	$420,000	$575,000
Alan J. Malus	$717,000	$733,500
Mark P. Stevenson	$800,000	$818,500
Peter M. Wilver	$675,000	$675,000
Thomas W. Loewald	$575,000	$600,000

Annual Cash Incentive Award

Annual cash incentive awards for the Company’s executive officers for 2015 were granted under the Company’s 2013 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2013 Annual Meeting of Stockholders. The 162(m) Plan was adopted to preserve the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The actual amounts paid are subject to the application by the Compensation Committee of negative discretion under the 162(m) Plan, as described below.

Under the 162(m) Plan, in the first quarter of each calendar year the Compensation Committee selects a performance goal for the year. For 2015, the Committee selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of restructuring and other costs/income, amortization of acquisition-related intangible assets and certain other unusual or nonrecurring items (“adjusted operating income”). The Committee selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. The maximum award payable in any year under the 162(m) Plan to an executive officer is $5,000,000. Each executive officer was awarded a percentage of adjusted operating income for the year, subject to the right of the Committee to lower, but not raise, the actual bonuses paid. In February 2016, the Compensation Committee elected to lower the 2015 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2015.

Typically, in the first quarter of each calendar year, the Compensation Committee also establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on a variety of factors, including the level of the individual’s responsibility, the length of time the individual has been in that position, the ability to replace the individual, demonstrated success in role, and the current target incentive cash award of the individual. The amount actually awarded to an officer, which can range from 0 to 200% of target, varies primarily based on performance of the Company as a whole with respect to financial and non-financial measures, but is subject to adjustment based on the Committee’s subjective evaluation of an officer’s contributions to those results. In addition, for executives managing specific businesses within the Company, the performance of the individual business is also considered. The Committee generally sets the goals such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be reasonably expected to be achieved; and payouts above 150% of this target require outstanding performance.

For 2015, the annual incentive program established by the Compensation Committee was based on 70% financial performance and 30% non-financial performance. The financial measures established by the Compensation Committee were (i) growth in “organic revenue” (reported revenue adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (40%), (ii) adjusted operating income as a percentage of revenue (15%), and (iii) adjusted earnings per share (15%). The Committee selected these financial measures, as opposed to financial measures computed under generally accepted accounting principles (GAAP), because these measures are consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. For the three financial measures, the Company’s actual performance was measured relative to the Company’s internal operating goals for 2015. The weighting of the financial measures and performance targets for 2015 were:

	Organic Revenue Growth (40%)	Adjusted Operating Income as a Percentage of Revenue (15%)	Adjusted Earnings Per Share (15%)
Threshold (0% payout on each measure)	2.00%	Varies with revenue[1]	$7.027
Incremental Performance Adjustment[1]	-25% for each 0.50% organic revenue growth below baseline +25% for each 0.50% organic revenue growth above baseline up to 150% of target and for each 0.25% organic revenue growth above 150% of target	Assumes 35% adjusted operating income pull through[2] on reported revenue above or below baseline for revenue results of up to +1.00% above baseline revenue and 30% pull through[2] on revenue over +1.00% above baseline	-25% for each $0.06 below baseline +25% for each $0.06 above baseline
Baseline (100% payout factor)	4.00%	22.36% of revenue (at the baseline target reported revenue growth of 0.09%)	$7.267
Maximum (200% payout factor)	5.50%	Varies with revenue[3]	$7.507
Actual Results	4.80%	22.53% of revenue	$7.394
Payout Factor	139.9%	138.5%	152.8%

1          For each financial measure there is linear interpolation of payouts between thresholds.

2          Because the payout factors linked the variation in revenue growth to margin expansion, the “threshold” and “maximum” (whether expressed as dollars or as a percentage) varied directly with actual revenue achievement; no single “threshold or “maximum” performance level can be attributed to adjusted operating income as a percentage of revenue. The adjusted operating income as a percentage of revenue payout factor cannot go below zero or above 200%.

3          The payout factors recognized incremental costs required to achieve accelerated organic revenue growth, and reflected the greater difficulty in achieving margin expansion on lower revenue; as such, the “pull through” (incremental operating margin as a percentage of revenue) varied at different levels of revenue achievement.

The calculated payout on the financial goals was 142%. The remaining 30% of the annual cash incentive award was based on company-wide, non-financial measures relating to the achievement of customer allegiance goals, increased new product introduction, the maximization of our opportunity in emerging markets, the continuation of building a diverse workforce and employer of choice initiatives, and the achievement of merger and acquisition-related goals. The results for the non-financial goals were as follows:

Non-Financial Measure	Achievement
Customer Allegiance	We improved our customer allegiance score over our 2014 score (measured by a formula relating to how many of our customers would recommend us to another potential customer); we enhanced our e-business capabilities by launching thermofisher.com with new capabilities, upgrading fishersci.com and launching China eCommerce; and we captured $90 million in revenue synergies with respect to our 2014 acquisition of Life Technologies (the “Life Technologies Acquisition”)
New Product Introduction	We launched numerous new products, but the percentage of 2015 product revenue from products commercialized in the last two years was down slightly from our 2014 performance; we appointed a Chief Scientific Officer
Maximization of Opportunity in Emerging Markets	We had significant growth in Asia Pacific driven by strong growth in China and India
Building a Diverse Workforce/ Employer of Choice	We improved leadership diversity and had strong momentum in our corporate social responsibility programs throughout the year
Mergers and Acquisitions	We successfully integrated Life Technologies, with 4.8% organic revenue growth in the Life Sciences Solutions business and met all revenue and cost synergy targets related to the Life Technologies Acquisition; acquired $200 million in annual revenue through our Advanced Scientifics and Alfa Aesar acquisitions

The Committee judged these goals in the context of the overall goal to deliver on the Company’s commitments to all stakeholders and advance the Company’s position as the world leader in serving science. Taking all of these factors into account, the Committee concluded that actual achievement against the non-financial measures was at a payout of 150%.

The process described above resulted in a preliminary overall achievement calculation of 145% of target bonus for executives, including the named executive officers, in the aggregate. In light of the significant negative foreign exchange environment, the Committee elected this year, upon management’s recommendation, to reduce the aggregate overall achievement to 120% of target bonus. Accordingly, Messrs. Casper, Williamson and Wilver, as corporate officers, received bonuses of 120% of target. Messrs. Malus, Stevenson and Loewald were awarded 125%, 125% and 120% of target bonus, respectively, to reflect the performances of the operating businesses which they managed in 2015.

In setting target bonuses for 2015, the Committee considered the Pearl Meyer Study and concluded it was appropriate to increase the target bonuses for certain of the named executive officers as follows:

Name	2014 Target Bonus as a Percentage of Salary	2015 Target Bonus as a Percentage of Salary
Marc N. Casper	180%	185%
Stephen Williamson	60%	75%
Alan J. Malus	100%	100%
Mark P. Stevenson	105%	105%
Peter M. Wilver	90%	90%
Thomas W. Loewald	85%	85%

Following these adjustments, the 2015 target bonus awards for our named executive officers ranged from 42% below to 32% above the targeted 65th percentile opportunity, but approximated 101% of the targeted 65th percentile opportunity in the aggregate, as defined in the Pearl Meyer Study.

The target bonus awards and actual bonus awards for 2015 for the named executive officers were as follows:

Name	Target Bonus as a Percentage of Salary	Target Bonus Award	Actual Bonus Award
Marc N. Casper	185%	$2,497,500	$2,997,000
Stephen Williamson	75%	$431,250	$517,500
Alan J. Malus	100%	$733,500	$916,875
Mark P. Stevenson	105%	$859,425	$1,074,300
Peter M. Wilver	90%	$607,500	$729,000
Thomas W. Loewald	85%	$510,000	$612,000

In February 2016, Mr. Stevenson, the former chief operating officer of Life Technologies and the President of the Company’s Life Sciences Solutions Group, was also awarded an additional bonus of $504,000 in recognition of his extraordinary efforts with respect to the integration of Life Technologies.

Stock Option and Restricted Stock Unit Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with that of our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers the peer group information contained in the Pearl Meyer Study, Company and business unit performance, the individual performance of the executives, and prevailing market trends. The Committee also considers the recommendations of the chief executive officer with respect to awards to our executives other than the chief executive officer, and input from other independent directors of the Board with respect to awards to our chief executive officer. The Committee then decides how much of these values should be delivered by each of the long-term incentive vehicles utilized by the Company, such as stock options, performance-based restricted stock units or time-based restricted stock units.

We typically make an initial equity award to newly hired executives and to newly promoted executives to reflect their new responsibilities, and annual equity grants in late February as part of our overall compensation program. Our equity awards have typically taken the form of stock options and restricted stock unit grants. Because time-based restricted stock units have a built-in value at the time the grants are made, we generally grant significantly fewer restricted stock units than the number of stock options we would grant for a similar purpose. All equity grants to our officers are approved by the Compensation Committee. Equity grants for newly hired or promoted non-officer employees are determined and approved by the Employee Equity Committee, which currently consists of Mr. Casper, and cannot exceed 25,000 shares per employee without Compensation Committee approval. The timing of the Compensation Committee meeting in late February is such that the meeting occurs after we have publicly released earnings for the just-completed year. While our cash incentive program is designed to reward executives for meeting near-term (generally annual) financial and operational goals, our equity program is designed to focus on long-term performance and alignment of executive officer compensation with the long-term interests of our stockholders.

Typically, the stock options we grant to our named executive officers vest in equal annual installments over the first four years of a seven-year option term, performance-based restricted stock units vest in equal annual installments over three years (assuming the performance standard has been met), and time-based restricted stock unit awards vest in four tranches over three and one-half years at the end of 6, 18, 30 and 42 months. Vesting normally ceases upon termination of employment, except for acceleration upon qualifying retirements, death, disability, and in the case of certain terminations for Mr. Casper (see “Agreements with Named Executive Officers; Potential Payments upon Termination or Change in Control” on page 38). Stock option exercise rights normally cease for officers other than Mr. Casper shortly after termination, except in the cases of death, disability and qualifying retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the distribution of shares after vesting of restricted stock units (which represent a right in the future to receive shares), the holder has no right to transfer or vote the underlying shares. Generally, holders of restricted stock units have the right to accrue dividends (in the form of dividend equivalents) but do not receive them unless and until vesting and delivery of the underlying shares occur.

Our practice is to set the exercise price of stock options to equal the closing price of our Common Stock on the New York Stock Exchange on the date the grant is approved by the Compensation Committee or the Employee Equity Committee.

2015 Annual Grant

On February 25, 2015, in connection with the normal compensation cycle, the Committee granted stock options, time-based restricted stock units and performance-based restricted stock units to the named executive officers. The value of equity to be granted to Mr. Stevenson was approved in January 2014 in connection with the closing of the Life Technologies Acquisition, and his initial employment offer with the Company. In setting grant levels for 2015, the Committee considered the Pearl Meyer Study. The Committee adjusted these amounts towards the 75th percentile to reflect its interest in focusing on long-term performance and the development of strong executive retention through opportunities tied to appreciation of the Company’s stock price over time, as well as its judgment on matters of internal fairness. In determining the mix of long-term incentives for 2015, the Committee considered the retentive and incentive value of the current and prior grants to Messrs. Casper, Malus, Stevenson, Wilver and Loewald, and the overall weighting toward equity-based incentive compensation relative to salary and annual cash incentives, which places greater emphasis on the Company’s long-term performance. The Committee also considered Mr. Williamson’s impending promotion. The adjusted amounts were then converted to numbers of stock options and restricted stock units. Approximately 30% of the calculated award value was delivered through stock options, 35% through performance-based restricted stock units (measured at the target level), and 35% through time-based restricted stock units. The Committee adopted these allocations consistent with the strategy of providing executives with a balanced portfolio of equity vehicles.

Equity grants made in February 2014 and February 2015 are reflected in the table below.

	Stock Options		Time-Based Restricted Stock Units		Performance-Based Restricted Stock Units (at target)
Name	2014	2015	2014	2015	2014	2015
Marc N. Casper	131,500	120,000	33,300	30,625	33,300	30,625
Stephen Williamson	8,700	19,800	2,300	4,800	2,300	4,800
Alan J. Malus	35,700	32,300	9,100	8,400	9,100	8,400
Mark P. Stevenson	100,000	44,000	21,750	11,100	—	11,100
Peter M. Wilver	27,000	—	6,800	4,000	6,800	4,000
Thomas W. Loewald	27,000	27,900	6,800	6,900	6,800	6,900

As Mr. Wilver had previously announced his retirement from the Company in March 2016, in February 2015 the Committee granted him a smaller amount of time-based and performance-based restricted stock units than he would normally receive, with one-year vesting and 100% of the grant earned vesting on the Performance Certification Date (as defined below), respectively. Mr. Wilver was not granted stock options in February 2015. Subsequent to the February 2015 equity grant, Mr. Wilver accepted the position of Executive Vice President and Chief Administrative Officer of the Company effective August 1, 2015. In connection with the appointment to that role, he was granted 17,400 stock options and 3,900 time-based restricted stock units on September 9, 2015.

The February 2015 stock options to Messrs. Casper, Williamson, Malus, Stevenson and Loewald and the September 2015 stock options granted to Mr. Wilver (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date.

The February 2015 time-based restricted stock units granted to Messrs. Casper, Williamson, Malus, Stevenson and Loewald and the September 2015 time-based restricted stock units granted to Mr. Wilver vest as follows: 15%, 25%, 30% and 30% vesting on the dates 6, 18, 30 and 42 months from the date of grant, respectively, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). The February 2015 time-based restricted stock units to Mr. Wilver vested in full on February 25, 2016.

In connection with the February 2015 award of performance-based restricted stock units, the Compensation Committee adopted as performance goals the measures organic revenue growth and adjusted earnings per share. The Committee selected these financial measures, as opposed to measures computed under GAAP, because these measures are consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts, and because the Company believes both metrics are important to many of the Company’s stockholders. For each of the performance goals, the Company’s actual performance is measured relative to the Company’s internal operating plan for 2015. The vesting of the performance-based restricted stock units granted to Messrs. Casper, Williamson, Malus, Stevenson and Loewald in February 2015 is as follows: 1/3 on the date the Compensation Committee certifies that the performance goals related to the Company’s organic revenue growth and adjusted earnings per share have been achieved (the “Performance Certification Date”), 1/3 on the one-year anniversary of the Performance Certification Date, and 1/3 on the two-year anniversary of the Performance Certification Date (subject to certain exceptions). Organic revenue growth for 2015 of 4.80% and adjusted earnings per share for 2015 of $7.39 led to an actual payout of 125% of the target number of units for each executive. One-third of the total number of units earned vested on February 24, 2016, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Performance-based restricted stock units granted to Mr. Wilver in February 2015 vested as to 100% of the grant earned on February 24, 2016. Dividends paid by the Company accrue in the form of dividend equivalents on unvested restricted stock units (in the case of performance-based units, only after the performance conditions are met), and will be paid out if and when the underlying shares vest and are delivered.

Stock Ownership Policy

The Compensation Committee has established a stock ownership policy that the chief executive officer hold shares of Common Stock equal in value to at least four times his or her annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. For purposes of this policy, time-based restricted stock units are counted towards the target. All of our named executive officers are currently in compliance with this policy.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including officers, are able to contribute a percentage of their annual salary up to the limit prescribed by the Internal Revenue Service (the “IRS”) to the 401(k) plan on a before-tax basis. The Company matches contributions made by employees to the 401(k) plan, dollar for dollar, up to the first 6% of compensation deferred by the employee to the plan. Employees were capped at contributing 6% of $265,000 for 2015 in accordance with the IRS annual compensation limit. All contributions to the 401(k) plan as well as any matching contributions are fully-vested upon contribution, except that matching contributions to new employees joining the Company after January 1, 2014 vest after two years of employment.

The named executive officers, in addition to certain other U.S.-based eligible executives, are also entitled to participate in the Company’s Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary and/or bonus until he or she ceases to serve as an employee of the Company or until a future date prior to his or her termination of employment with the Company. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation For 2015” on page 35. Amounts deferred under this plan are treated as if they were invested in selected mutual funds and other investment vehicles administered by a third party investment manager. The Company matches 100% of the first 6% of pay that is deferred into the Deferred Compensation Plan over the IRS annual compensation limit for 401(k) purposes.

The Company provides officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Each named executive officer has access to supplemental long-term disability and life insurance, and emergency medical service through Massachusetts General Hospital’s global hospital network. Additionally, the Company provides a $3 million term life insurance policy to Mr. Casper.

The Company owns a corporate plane to allow our executive officers and other corporate and business leaders to travel safely and efficiently for business purposes, enabling our employees to be more productive by providing a secure environment to conduct confidential business and avoid the scheduling constraints associated with commercial air travel. In 2015, the Compensation Committee adopted a corporate aircraft usage policy to allow Mr. Casper to use the corporate plane for limited non-business purposes, up to an annual incremental cost to the Company of $150,000. The value of Mr. Casper’s non-business use of the plane will be treated as taxable income to him in accordance with IRS regulations and will not be grossed up.

Attributed costs of the personal benefits described above for the named executive officers for 2015 are described in the “Summary Compensation Table” on page 26. None of these perquisites are subject to a tax gross-up.

Severance and Change in Control Benefits

Pursuant to our equity plans and agreements we have entered into with our executives, in the event of the termination of their employment under certain circumstances, they are entitled to specified benefits. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 38. We believe providing these benefits helps us compete for executive talent and that our severance and change in control benefits are generally in line with severance packages offered to comparable executives at other companies.

We have executive change in control retention agreements with our executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” in each case within 18 months thereafter. We also have an executive severance policy that provides severance benefits to our executives (other than Mr. Casper) in the event their employment is terminated by the Company without “cause” in the absence of a change in control. Mr. Casper’s severance arrangements are provided in a separate agreement between him and the Company. The change in control retention agreements and executive severance arrangements are described in greater detail under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 38. None of the Company’s change in control retention agreements with named executive officers provide for a tax-gross up.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee considers the potential effect of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”), in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company’s chief executive officer and three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options, performance-based restricted stock unit awards and annual incentive cash bonuses for the executive officers are intended to qualify for the deduction.

Accounting Considerations

Accounting considerations also play an important role in the design of our executive compensation programs and policies. ASC 718 requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as stockholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Scott M. Sperling (Chairman)

Thomas J. Lynch

Elaine S. Ullian

Summary Compensation Table

The following table summarizes compensation for services to the Company earned during the last three fiscal years by the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers of the Company during 2015. The executive officers listed below are collectively referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Marc N. Casper President and Chief Executive Officer	2015	$1,339,692	$8,028,038	$3,482,400	$2,997,000		—	$459,949	$16,307,079
	2014	$1,254,808	$8,277,048	$4,021,270	$3,353,850		—	$539,981	$17,446,957
	2013	$1,115,479	$7,382,592	$3,220,776	$3,876,000		—	$574,033	$16,168,880
Stephen Williamson(7) Senior Vice President and Chief Financial Officer	2015	$540,251	$1,258,272	$574,596	$517,500		—	$72,755	$2,963,374
Alan J. Malus Executive Vice President	2015	$732,387	$2,201,976	$937,346	$916,875		$2,572	$124,153	$4,915,309
	2014	$716,153	$2,261,896	$1,091,706	$1,039,650		$2,439	$143,802	$5,255,646
	2013	$697,926	$2,109,312	$921,078	$1,000,000		$2,065	$156,197	$4,886,578
Mark P. Stevenson(8) Executive Vice President	2015	$817,237	$2,909,754	$1,276,880	$1,578,300	(9)	$0	$163,721	$6,745,892
	2014	$723,077	$2,703,090	$3,058,000	$5,074,000	(10)	$236,735	$167,865	$11,962,767

Peter M. Wilver(11) Executive Vice President and Chief Administrative Officer	2015	$677,596	$1,522,878	$457,446	$729,000		—	$103,556	$3,490,476
	2014	$673,962	$1,690,208	$825,660	$880,875		—	$122,428	$4,193,133
	2013	$653,747	$1,581,984	$691,308	$1,122,000		—	$148,577	$4,197,616
Thomas W. Loewald Senior Vice President	2015	$596,347	$1,808,766	$809,658	$612,000		—	$92,566	$3,919,337
	2014	$568,125	$1,690,208	$825,660	$708,688		—	$99,276	$3,891,957
	2013	$514,075	$1,406,208	$613,386	$588,000		—	$96,432	$3,218,101

(1)        Reflects salary earned for the year, though a portion of such salary may have been paid early in the subsequent year.

(2)         These amounts represent the aggregate grant date fair value of restricted stock unit awards made during 2015, 2014 and 2013, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. For performance-based restricted stock unit awards made to Messrs. Casper, Williamson, Malus, Stevenson, Wilver and Loewald in February 2015, these amounts reflect the grant date fair value of such awards at the time of grant based upon the probable outcome (earning 100% of target) at the time of grant. The value of the performance-based restricted stock unit awards at the grant date assuming that the highest level of performance conditions was achieved was $6,021,028, $943,704, $1,651,482, $2,182,316, $786,420 and $1,356,575 for Messrs. Casper, Williamson, Malus, Stevenson, Wilver and Loewald, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2015, 2014 or 2013.

(3)         These amounts represent the aggregate grant date fair value of stock option awards made during 2015, 2014 and 2013, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2015, 2014 or 2013.

(4)         Reflects compensation earned for the year but paid early in the subsequent year.

(5)         For Mr. Malus, the amount presented in this column represents the actuarial increase in the present value of his benefits under the Thermo Fisher Retirement Plan (the “Retirement Plan”) during the year. As the Retirement Plan was a pension plan maintained by Fisher Scientific International Inc. (“Fisher”) prior to the 2006 merger of Thermo Electron Corporation and Fisher (the “Fisher Merger”), and was frozen prior to the merger, only Mr. Malus (a former employee of Fisher) participates in the Retirement Plan. For Mr. Stevenson, the amount presented in this column represents the actuarial increase (if any) in the present value of his benefits under the Applera Corporation Supplemental Executive Retirement Plan (the “SERP”) during the year. For 2015, Mr. Stevenson’s SERP balance decreased by $55,141. As the SERP was a plan maintained by Life Technologies prior to the Life Technologies Acquisition, and was frozen prior to the acquisition, only Mr. Stevenson (a former employee of Life Technologies) participates in the SERP.

(6)         Under SEC rules and regulations, if the total value of all perquisites and personal benefits is $10,000 or more for any named executive officer, then each perquisite or personal benefit, regardless of its amount, must be identified by type. If perquisites and personal benefits are required to be reported for a named executive officer, then each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that officer must be quantified and disclosed in a footnote. The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s 401(k) Plan, (b) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, (c) premiums paid by the Company with respect to supplemental group term life insurance, (d) access to emergency medical service through Massachusetts General Hospital’s global hospital network, (e) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s Non-Qualified Deferred Compensation Plan, (f) dividends accrued in the form of dividend equivalents on restricted stock units and (g) with respect to Mr. Casper, premiums paid by the Company for a term life insurance policy for the benefit of Mr. Casper as well as the incremental cost to the Company of Mr. Casper’s non-business use of Company aircraft. As described on page 24, beginning in December 2015 Mr. Casper is permitted to use the aircraft for non-business purposes. The incremental cost to the Company during 2015 for non-business use represents the direct variable costs incurred due to usage of the Company aircraft including fuel, crew trip expense, crew meals, catering, landing fees, hangar/parking costs and other miscellaneous expenses. Since the aircraft is used primarily for business travel, the Company does not include in the calculation fixed costs which remain constant, such as pilots’ salaries, the acquisition costs of the aircraft, and the cost of maintenance not related to Mr. Casper’s personal trips. Mr. Casper’s annual allowance for personal use of the Company aircraft is limited to $150,000 in incremental cost to the Company.

For 2015, the dollar value of the principal components of these perquisites and personal benefits was (1) $15,900 for each of Messrs. Casper, Williamson, Malus, Stevenson, Wilver and Loewald, for matching 401(k) contributions, (2) $2,513, $2,843, $3,784, $4,037, $3,378 and $4,261 for Messrs. Casper, Williamson, Malus, Stevenson, Wilver and Loewald, respectively, for long-term disability insurance premiums, (3) $241,978, $47,146, $82,857, $127,608, $68,340 and $56,416 for Messrs. Casper, Williamson, Malus, Stevenson, Wilver and Loewald, respectively, for matching deferred compensation plan contributions, (4) $161,036, $6,404, $21,060, $15,622, $15,841 and $15,485 for Messrs. Casper, Williamson, Malus, Stevenson, Wilver, and Loewald, respectively, for dividends accrued in the form of dividend equivalents on restricted stock units, and (5) for Mr. Casper, $11,875 for a term life insurance policy and $26,550 of incremental cost to the Company for use of the Company’s aircraft for personal travel.

(7)         Mr. Williamson became an executive officer of the Company on August 1, 2015.

(8)         Mr. Stevenson became an executive officer of the Company on February 3, 2014, the date of the closing of the Life Technologies Acquisition.

(9)         Includes a $504,000 bonus awarded to Mr. Stevenson in February 2016 for his extraordinary efforts with respect to the integration of Life Technologies.

(10)         Includes a $3.1 million retention bonus paid to Mr. Stevenson in February 2014 upon the closing of the Life Technologies Acquisition and a $756,000 bonus awarded to him in February 2015 for his extraordinary efforts with respect to the integration of Life Technologies in 2014.

(11)         Mr. Wilver served as Senior Vice President and Chief Financial Officer of the Company until August 1, 2015, when he became Executive Vice President and Chief Administrative Officer of the Company.

Grants of Plan-Based Awards for 2015*

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)(1)	Maximum ($)
					Threshold		Target		Maximum
Marc N. Casper	2/25/2015	0	$2,497,500	$4,995,000
	2/25/2015				0	(3)	30,625	(3)	45,938	(3)						$4,014,019
	2/25/2015										30,625	(4)				$4,014,019
	2/25/2015												120,000	(5)	$131.07	$3,482,400
Stephen Williamson	2/25/2015	0	$431,250	$862,500
	2/25/2015				0	(3)	4,800	(3)	7,200	(3)						$629,136
	2/25/2015										4,800	(4)				$629,136
	2/25/2015												19,800	(5)	$131.07	$574,596
Alan J. Malus	2/25/2015	0	$733,500	$1,467,000
	2/25/2015				0	(3)	8,400	(3)	12,600	(3)						$1,100,988
	2/25/2015										8,400	(4)				$1,100,988
	2/25/2015												32,300	(5)	$131.07	$937,346
Mark P. Stevenson	2/25/2015	0	$859,425	$1,718,850
	2/25/2015				0	(3)	11,100	(3)	16,650	(3)						$1,454,877
	2/25/2015										11,100	(4)				$1,454,877
	2/25/2015												44,000	(5)	$131.07	$1,276,880
Peter M. Wilver	2/25/2015	0	$607,500	$1,215,000
	2/25/2015				0	(6)	4,000	(6)	6,000	(6)						$524,280
	2/25/2015										4,000	(7)				$524,280
	9/9/2015										3,900	(4)				$474,318
	9/9/2015												17,400	(5)	$121.62	$457,446
Thomas W. Loewald	2/25/2015	0	$510,000	$1,020,000
	2/25/2015				0	(3)	6,900	(3)	10,350	(3)						$904,383
	2/25/2015										6,900	(4)				$904,383
	2/25/2015												27,900	(5)	$131.07	$809,658

*        All equity awards made during 2015 were granted under the Company’s 2008 Stock Incentive Plan.

(1)         Target awards are based on a percentage of the named executive officer’s salary.

(2)         These amounts represent the aggregate grant date fair value of stock option and restricted stock unit awards made during 2015, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2015.

(3)         Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals growth in organic revenue and adjusted earnings per share. If 2015 organic revenue growth was at least 2.50%, and/or 2015 adjusted earnings per share was at least $7.03, then the executives would be entitled to a number of units ranging from 25% to 150% of the target number of units granted. Organic revenue growth for 2015 of 4.80% and adjusted earnings per share for 2015 of $7.39 led to an actual payout of 125% of the target number of units for each executive. One-third of the total number of units earned vested on February 24, 2016, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Dividends on the Common Stock for which the record date is after the performance conditions are met accrue in the form of dividend equivalents on unvested restricted stock units, and will be paid out if and when the underlying shares vest and are delivered.

(4)         Represents a time-based restricted stock unit award which vests over a three-and-a half-year period commencing on the date of grant (15%, 25%, 30% and 30% vesting at 6, 18, 30 and 42 months, respectively, from the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Dividends on the Common Stock for which the record date is after the grant date accrue in the form of dividend equivalents on unvested restricted stock units, and will be paid out if and when the underlying shares vest and are delivered.

(5)         Options vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(6)         Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals growth in organic revenue and adjusted earnings per share. If 2015 organic revenue growth was at least 2.50%, and/or 2015 adjusted earnings per share was at least $7.03, then Mr. Wilver would be entitled to a number of units ranging from 25% to 150% of the target number of units granted. Organic revenue growth for 2015 of 4.80% and adjusted earnings per share for 2015 of $7.39 led to an actual payout of 125% of the target number of units for Mr. Wilver. All of the units earned vested on February 24, 2016.

(7)         Represents a time-based restricted stock unit award which vests 100% on the first anniversary of the date of grant so long as the executive officer is employed by the Company on such date (subject to certain exceptions). Dividends on the Common Stock for which the record date is after the grant date accrue in the form of dividend equivalents on unvested restricted stock units, and will be paid out if and when the underlying shares vest and are delivered. All of the units vested on February 25, 2016.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $141.85*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) @$141.85*
Marc N. Casper	350,520	—		—	$46.56	11/21/2019	—		—	—		—
	100,000	—		—	$46.56	11/21/2019	—		—	—		—
	108,797	—		—	$54.97	2/23/2018	—		—	—		—
	73,044	77,669	(2)	—	$73.24	2/26/2020	—		—	—		—
	32,875	98,625	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	120,000	(4)	—	$131.07	2/25/2022	—		—	—		—
	—	—		—	—	—	14,583	(5)	$2,068,599	—		—
	—	—		—	—	—	18,984	(6)	$2,692,880	—		—
	—	—		—	—	—	19,980	(7)	$2,834,163	—		—
	—	—		—	—	—	30,636	(8)	$4,345,717	—		—
	—	—		—	—	—	26,032	(9)	$3,692,639	—		—
	—	—		—	—	—	—		—	45,938	(10)	$6,516,305	(11)
Stephen Williamson	3,650	—		—	$49.49	3/5/2017	—		—	—		—
	5,450	—		—	$49.49	3/5/2017	—		—	—		—
	18,600	—		—	$54.97	2/23/2018	—		—	—		—
	4,750	4,750	(12)	—	$73.24	2/26/2020	—		—	—		—
	2,175	6,525	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	19,800	(4)	—	$131.07	2/25/2022	—		—	—		—
	—	—		—	—	—	1,230	(13)	$174,476	—		—
	—	—		—	—	—	604	(6)	$85,677	—		—
	—	—		—	—	—	1,380	(7)	$195,753	—		—
	—	—		—	—	—	2,117	(8)	$300,296	—		—
	—	—		—	—	—	4,080	(9)	$578,748	—		—
	—	—		—	—	—	—		—	7,200	(10)	$1,021,320	(11)
Alan J. Malus	80,350	—		—	$54.97	2/23/2018	—		—	—		—
	23,050	23,050	(12)	—	$73.24	2/26/2020	—		—	—		—
	8,925	26,775	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	32,300	(4)	—	$131.07	2/25/2022	—		—	—		—
	—	—		—	—	—	6,180	(13)	$876,633	—		—
	—	—		—	—	—	3,090	(6)	$438,317	—		—
	—	—		—	—	—	5,460	(7)	$774,501	—		—
	—	—		—	—	—	8,372	(8)	$1,187,568	—		—
	—	—		—	—	—	7,140	(9)	$1,012,809	—		—
	—	—		—	—	—	—		—	12,600	(10)	$1,787,310	(11)
Mark P. Stevenson**	25,000	75,000	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	44,000	(4)	—	$131.07	2/25/2022	—		—	—		—
	—	—		—	—	—	13,051	(7)	$1,851,284	—		—
	—	—		—	—	—	9,435	(9)	$1,338,355	—		—
	—	—		—	—	—	—		—	16,650	(10)	$2,361,803	(11)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $141.85*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) @$141.85*
Peter M. Wilver	68,200	—		—	$54.97	2/23/2018	—		—	—		—
	17,300	17,300	(12)	—	$73.24	2/26/2020	—		—	—		—
	6,750	20,250	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	17,400	(14)	—	$121.62	9/9/2022	—		—	—		—
	—	—		—	—	—	4,620	(13)	$655,347	—		—
	—	—		—	—	—	2,335	(6)	$331,220	—		—
	—	—		—	—	—	4,080	(7)	$578,748	—		—
	—	—		—	—	—	6,257	(8)	$887,555	—		—
	—	—		—	—	—	4,000	(15)	$567,400	—		—
	—	—		—	—	—	3,900	(16)	$553,215	—		—
	—	—		—	—	—	—		—	6,000	(17)	$851,100	(11)
Thomas W. Loewald	3,625	—		—	$49.49	3/5/2017	—		—	—		—
	15,350	15,350	(12)	—	$73.24	2/26/2020	—		—	—		—
	6,750	20,250	(3)	—	$124.28	2/26/2021	—		—	—		—
	—	27,900	(4)	—	$131.07	2/25/2022	—		—	—		—
	—	—		—	—	—	4,110	(13)	$583,004	—		—
	—	—		—	—	—	2,073	(6)	$294,055	—		—
	—	—		—	—	—	4,080	(7)	$578,748	—		—
	—	—		—	—	—	6,257	(8)	$887,555	—		—
	—	—		—	—	—	5,865	(9)	$831,950	—		—
	—	—		—	—	—	—		—	10,350	(10)	$1,468,148	(11)

*        Reflects the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015.

**        In addition to the outstanding equity reflected in the chart above, Mr. Stevenson held 25,577 Life Technologies restricted stock units (“RSUs”) that were converted into the right to receive $76.1312 per share in cash from the Company in accordance with their original vesting schedule, pursuant to the Agreement and Plan of Merger by and among Life Technologies, the Company and Polpis Merger Sub Co., dated April 14, 2013 (the “Acquisition Agreement”). The restricted cash will vest in equal installments in April 2016 and 2017, so long as Mr. Stevenson is employed by the Company on each such date (subject to certain exceptions).

(1)         Unexercisable stock options and unvested shares and units of restricted stock vest as described in the footnotes below and under certain circumstances described under the heading “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control.” Unexercisable stock options and unvested units of restricted stock also vest upon certain other events such as death, disability, or qualifying retirement.

(2)         Represents the balance of a stock option granted on February 26, 2013, as to which 38,628 options vested on February 26, 2016, and 39,041 options vest on February 26, 2017, so long as Mr. Casper is employed by the Company on such date (subject to certain exceptions).

(3)         Represents the balance of a stock option granted on February 26, 2014, one-third of which vested on February 26, 2016, and the remainder of which vests in equal installments on February 26, 2017, and February 26, 2018, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(4)         Option vests in equal annual installments on February 25, 2016, February 25, 2017, February 25, 2018 and February 25, 2019, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(5)         Represents the balance of a time-based restricted stock unit award made on February 26, 2013, which vests on August 26, 2016, so long as Mr. Casper is employed by the Company on such date (subject to certain exceptions).

(6)         Represents the balance of a performance-based restricted stock unit award made on February 26, 2013, which vested on February 26, 2016.

(7)         Represents the balance of a time-based restricted stock unit award made on February 26, 2014, which vests 50% on each of August 26, 2016 and August 26, 2017, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(8)         Represents the balance of a performance-based restricted stock unit award made on February 26, 2014, one-half of which vested on February 26, 2016, and the remainder of which vests on February 26, 2017, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(9)         Represents the balance of a time-based restricted stock unit award made on February 25, 2015, which vests 29.4% on August 25, 2016, and 35.3% on each of August 25, 2017 and August 25, 2018, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(10)         Represents the maximum number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award made on February 25, 2015. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals a range of growth in organic revenue and adjusted earnings per share. If 2015 organic revenue growth was at least 2.50%, and/or 2015 adjusted earnings per share was at least $7.03, then the executive would be entitled to a number of units ranging from 25% to 150% of the target number of units granted. Organic revenue growth for 2015 of 4.8% and adjusted earnings per share for 2015 of $7.39 led to an actual payout of 125% of the target number of units for the executive. One-third of the total number of units earned vested on February 24, 2016, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive is employed by the Company on each such date (subject to certain exceptions).

(11)         Represents the maximum payout of a performance-based restricted stock unit award made on February 25, 2015 at $141.85, the Company’s closing stock price on December 31, 2015.

(12)         Represents the balance of a stock option granted on February 26, 2013, one-half of which vested on February 26, 2016, and the remainder of which vests on February 26, 2017, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(13)         Represents the balance of a time-based restricted stock unit award made on February 26, 2013, which vests on August 26, 2016, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(14)         Option vests in equal annual installments on September 9, 2016, September 9, 2017, September 9, 2018 and September 9, 2019, so long as Mr. Wilver is employed by the Company on each such date (subject to certain exceptions).

(15)         Represents a time-based restricted stock unit award made on February 25, 2015, which vested on February 25, 2016.

(16)         Represents a time-based restricted stock unit award made on September 9, 2015, which vested as to 15% on March 9, 2016, and vests 25% on March 9, 2017 and 30% on each of March 9, 2018 and March 9, 2019, so long as Mr. Wilver is employed by the Company on each such date (subject to certain exceptions).

(17)         Represents the maximum number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award made on February 25, 2015. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals a range of growth in organic revenue and adjusted earnings per share. If 2015 organic revenue growth was at least 2.50%, and/or 2015 adjusted earnings per share was at least $7.03, then the executive would be entitled to a number of units ranging from 25% to 150% of the target number of units granted. Organic revenue growth for 2015 of 4.80% and adjusted earnings per share for 2015 of $7.39 led to an actual payout of 125% of the target number of units for the executive. All of the total units earned vested on February 24, 2016.

Option Exercises and Stock Vested During 2015

The following table reports information regarding stock option exercises and the vesting of stock awards during fiscal year 2015 by the Company’s named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting ($)(2)
Marc N. Casper	—	—	247,023	(3)	$32,075,540
Stephen Williamson	—	—	8,201		$1,056,741
Alan J. Malus	213,000	$18,061,844	37,039		$4,792,909
Mark P. Stevenson(4)	—	—	7,102		$880,922
Peter M. Wilver	68,800	$5,600,339	26,500		$3,437,464
Thomas W. Loewald	22,050	$1,652,385	22,077		$2,848,584

(1)         The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)         The amounts shown in this column represent the number of shares vesting multiplied by the market price on the date of vesting. For Mr. Casper, actual value realized on the shares described in note 3 below will be determined in 2016, when the shares are delivered.

(3)         Includes shares that vested in 2015 but pursuant to the terms of grant will not be delivered until 2016.

(4)         In addition to the amounts reflected in the table, Mr. Stevenson received $2,801,094 in 2015 upon the vesting of 36,793 RSUs granted to him by Life Technologies, which the Company paid in cash in accordance with the Acquisition Agreement. For more information about this transaction, see “Transactions with Related Persons, Promoters and Certain Control Persons — Transactions with Related Persons” below.

Pension Benefits

Prior to the Fisher Merger, Fisher maintained the Fisher Retirement Plan (which was renamed after the merger to the Thermo Fisher Scientific Inc. Retirement Plan, or the “Retirement Plan”), a broad-based, U.S. tax-qualified “cash balance” pension plan. Each month prior to January 1, 2006, Fisher credited each participating employee with an amount equal to 3.5% of monthly compensation, which included base salary plus certain annual bonuses and other types of compensation.

The Retirement Plan credits participants monthly with interest on their cash balances. The interest credit is equal to the balance of the participant’s account as of the close of the prior calendar month multiplied by the applicable interest rate. The interest rate is set equal to a discount rate. The discount rate reflects the rate the Company would have to pay to purchase high-quality investments that would provide cash sufficient to settle its current pension obligations. The discount rate is determined based on a range of factors, including the rates of return on high-quality, fixed-income corporate bonds and the related expected duration of the obligations or, in certain instances, the Company has used a hypothetical portfolio of high-quality instruments with maturities that mirror the benefit obligation in order to accurately estimate the relevant discount rate. For 2015, the interest rate was 4.25%. The Retirement Plan was amended, effective December 31, 2005, to discontinue future benefit accruals (other than crediting interest to outstanding account balances) as of such date. Accordingly, effective January 1, 2006, Fisher no longer credited each participating employee with an amount equal to 3.5% of the employee’s monthly compensation. However, participants continue to earn interest on their previously accrued benefit (account balance). Generally, all participants who were employed as of January 1, 2006 became fully vested in their accrued benefits under the Retirement Plan as of such date. Vested participants can generally elect to receive their benefits under the Retirement Plan after separation from service in either a lump sum or an annuity.

Prior to the Life Technologies Acquisition, Life Technologies maintained the Applera Corporation Supplemental Executive Retirement Plan (the “SERP”), a U.S. non-tax-qualified pension plan for select executives. The SERP provides a monthly pension payable at age 65 equal to 50% of final five-year average monthly pay, prorated for less than 15 years of service. Benefit accruals under the SERP were frozen as of January 1, 2010.

The table below shows the present value of accumulated benefits payable to each of the named executive officers under the Retirement Plan and/or the SERP. As the Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger, and was frozen prior to the merger, only Mr. Malus (a former employee of Fisher) participates in the Retirement Plan. As the SERP was a plan maintained by Life Technologies prior to the Life Technologies Acquisition, and was frozen prior to the acquisition, only Mr. Stevenson (a former employee of Life Technologies) participates in the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Marc N. Casper	—	—	—	—
Stephen Williamson	—	—	—	—
Alan J. Malus	Thermo Fisher Scientific Inc. Retirement Plan	17	$77,572(1)	—
Mark P. Stevenson	Applera Corporation Supplemental Executive Retirement Plan	5	$2,419,779(2)	—
Peter M. Wilver	—	—	—	—
Thomas W. Loewald	—	—	—	—

(1)         Represents the actuarial present value of accumulated benefit as of December 31, 2015 under the Retirement Plan, based on assumptions of a 4.25% discount rate, a cash balance interest crediting rate of 3.43%, and a retirement age of 65.

(2)         Represents the actuarial present value of accumulated benefit as of December 31, 2015 under the SERP, based on assumptions of a 4.25% discount rate and a retirement age of 65.

Nonqualified Deferred Compensation For 2015

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marc N. Casper	$265,281	$265,281	$(86,091)	$161,249	$3,041,807(3)
Stephen Williamson	$38,020	$38,020	$(1,184)	—	$427,172(4)
Alan J. Malus	$212,379	$90,223	$22,394	—	$2,668,802(5)
Mark P. Stevenson	$1,015,760	$105,991	$(103,026)	—	$1,643,483(6)
Peter M. Wilver	$77,453	$77,453	$(5,526)	—	$1,198,331(7)
Thomas W. Loewald	$62,217	$62,217	$8,917	—	$409,457(8)

(1)         Represents deferral of a portion of 2015 salary and/or bonus earned for 2014 performance (but paid in 2015).

(2)         Represents a matching Company contribution in the deferred compensation plan with respect to 2015 salary and/or bonus earned for 2014 (but paid in 2015).

(3)         Of this amount, $51,254, $59,158 and $64,050 were withheld from Mr. Casper’s 2013, 2014 and 2015 salary, respectively, for deferral, and $232,560 and $201,231 were withheld from his bonus earned for 2013 and 2014 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2013, 2014 and 2015, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2013 and 2014, respectively, for Mr. Casper in the Summary Compensation Table on page 26.

(4)         Of this amount $16,096 was withheld from Mr. Williamson’s 2015 salary for deferral, which amount is also included in the “Salary” column for 2015 for Mr. Williamson in the Summary Compensation Table on page 26.

(5)         Of this amount, $100,000, $150,000 and $150,000 were withheld from Mr. Malus’ 2013, 2014 and 2015 salary, respectively, for deferral, and $60,000 and $62,379 were withheld from Mr. Malus’ bonus earned for 2013 and 2014 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2013, 2014 and 2015, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2013 and 2014, respectively, for Mr. Malus in the Summary Compensation Table on page 26.

(6)         Of this amount, $581,539 and $406,760 were withheld from Mr. Stevenson’s 2014 and 2015 salary, respectively, for deferral, and $609,000 was withheld from Mr. Stevenson’s bonus earned for 2014 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2014 and 2015, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2014, for Mr. Stevenson in the Summary Compensation Table on page 26.

(7)         Of this amount, $23,829, $24,658 and $24,600 were withheld from Mr. Wilver’s 2013, 2014 and 2015 salary, respectively, for deferral and $67,320 and $52,853 were withheld from his bonus earned for 2013 and 2014 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2013, 2014 and 2015, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2013 and 2014, respectively, for Mr. Wilver in the Summary Compensation Table on page 26.

(8)         Of this amount, $14,815, $18,092 and $19,696 were withheld from Mr. Loewald’s 2013, 2014 and 2015 salary, respectively, for deferral, and $42,521 was withheld from Mr. Loewald’s bonus earned for 2014 performance for deferral, which amounts are also included in the “Salary” column for 2013, 2014 and 2015, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2014, respectively, for Mr. Loewald in the Summary Compensation Table on page 26.

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the plan in effect for amounts deferred on or after January 1, 2005 through December 31, 2008 (the “2005 Deferred Compensation Plan”), a participant had the right to defer receipt of his or her annual base salary (up to 90%) and/or annual incentive bonus (up to 100%) until he or she ceased to serve as an employee of the Company or until a future date while the participant continued to be an employee of the Company. The Company credited (or debited) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in certain funds selected by the participant. The participant did not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Code as enacted under The American Jobs Creation Act of 2004. The 2005 Deferred Compensation Plan remains in existence and applies to amounts deferred between January 1, 2005 and December 31, 2008. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.

The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.

In September 2008, the Compensation Committee approved the Amended and Restated 2005 Deferred Compensation Plan, effective January 1, 2009 (the “Amended and Restated Deferred Compensation Plan”). Pursuant to the Amended and Restated Deferred Compensation Plan, an eligible employee can generally defer receipt of his or her annual base salary (up to 50%) and/or bonus (up to 50%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Amended and Restated Deferred Compensation Plan is substantially similar to the original 2005 Deferred Compensation Plan, except the Amended and Restated Deferred Compensation Plan includes a Company match of 100% of the first 6% of pay that is deferred into the Plan over the IRS annual compensation limit for 401(k) purposes.

During the year ended December 31, 2015, participants in the Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan were given the opportunity to invest amounts deferred under the plans in an array of mutual funds and vehicles, administered by The Newport Group, which are similar to the investment options available in the Company’s 401(k) Plan. Additionally, participants may invest in a fixed interest account, which provides interest at a rate that is reset annually, at 120% of the applicable federal long-term rate compounded annually. We do not provide any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations. The Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2015.

Name of Fund	Rate of Return (assuming reinvestment of dividends)
T. Rowe Price Retirement Balanced Active Trust	-0.57%
T. Rowe Price Retirement 2005 Fund	-0.47%
T. Rowe Price Retirement 2010 Fund	-0.61%
T. Rowe Price Retirement 2015 Fund	-0.37%
T. Rowe Price Retirement 2020 Fund	-.07%
T. Rowe Price Retirement 2025 Fund	0.07%
T. Rowe Price Retirement 2030 Fund	0.27%
T. Rowe Price Retirement 2035 Fund	0.39%
T. Rowe Price Retirement 2040 Fund	0.45%
T. Rowe Price Retirement 2045 Fund	0.45%
T. Rowe Price Retirement 2050 Fund	0.45%
T. Rowe Price Retirement 2055 Fund	0.45%
Pimco Total Return Institutional	0.72%
Dodge & Cox Stock Fund	-4.49%
SSgA S&P 500 Index C	1.33%
T. Rowe Price Growth Stock Trust	10.91%
Vanguard Mid Cap Index Institutional	-1.33%
Jennison Institutional US Small Cap Equity	-1.62%
Dodge & Cox International Stock	-11.35%
Fixed Rate Fund	3.21%

Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control

Employment, Retention and Severance Agreements

Executive Change in Control Retention Agreements

Thermo Fisher has entered into executive change in control retention agreements with its named executive officers and other key employees that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

The executive change in control retention agreements with Messrs. Williamson, Malus, Stevenson, Wilver and Loewald provide that, upon a qualifying termination, the executive would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000.

Mr. Casper’s executive change in control agreement provides that, upon a qualifying termination, he would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of Mr. Casper’s annual base salary as in effect immediately prior to the “change in control date” or the “date of termination,” as those terms are defined therein, and (y) the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination, and (B) a pro rata bonus for the year of termination, based on the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination. In addition, Mr. Casper would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to Mr. Casper up to an aggregate of $20,000.

As an executive officer at Life Technologies, Mr. Stevenson was party to a change in control agreement with Life Technologies (the “Life change in control agreement”), that was triggered in the Life Technologies Acquisition and continued to apply for two years after the acquisition (the “change in control period”). Pursuant to the Life change in control agreement, if Mr. Stevenson was involuntarily terminated (not for “cause”) or he voluntarily terminated for “good reason” (as those terms are defined in the Life change in control agreement) prior to February 3, 2016, he would have been entitled to (A) a cash lump-sum payment in an amount equal to (1) two times his existing base salary plus (2) two times the higher of the average bonus paid in the past three years or his target bonus; (B) group health insurance continuation coverage for the remainder of the Life change in control agreement (which ceases should he accept employment that allows him to participate in group health insurance coverage before the change in control period ends); (C) up to $25,000 for outplacement assistance; (D) acceleration of vesting of all outstanding equity-based incentive compensation awards that he received while employed by Life Technologies; and (E) a tax gross-up if an Internal Revenue Code Section 280G excise tax penalty was imposed for excess parachute payments. Amounts paid to Mr. Stevenson under the Life change in control agreement would be reduced by the $3.1 million retention bonus (the “Retention Bonus”) received by Mr. Stevenson from the Company in February 2014.

In the event of a change in control of the Company prior to February 3, 2016, if Mr. Stevenson had been terminated without cause or voluntarily terminated for good reason within the specified timeframes, he would have been entitled to the greater of (1) benefits under the Life change in control agreement, reduced by the Retention Bonus; or (2) benefits under the Thermo Fisher executive change in control agreement, as described above. In the event Mr. Stevenson had been terminated without cause in the absence of a change in control of the Company prior to February 3, 2016, he would have been entitled to the greater of (1) benefits under the Life change in control agreement, reduced by the Retention Bonus; or (2) benefits under Thermo Fisher’s Executive Severance Policy (described below), reduced by the Retention Bonus.

None of the change in control agreements in effect on the date of this proxy statement between the Company and the named executive officers provide for a tax gross-up.

Executive Severance Policy

The Company maintains an executive severance policy for executive officers and certain other key employees that provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his annual base salary then in effect for an executive officer (and 1.0 times his annual base salary then in effect for other executives), and (B) 1.5 times his target bonus for the year in which the date of termination occurs, for an executive officer (and 1.0 times his target bonus for other executives), except that if the executive receives benefits under the executive change in control retention agreement described above, he would not be entitled to also receive benefits under the executive severance policy. In addition, the executive would be entitled to a pro rata bonus for that year, based on his target bonus (which would not be paid until March of the following year, when the other executive officer bonuses would be paid, and only if the performance goals established under the annual incentive award plan applicable to the other executive officers were met), and for 18 months after the date of termination, he would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Messrs. Williamson, Malus, Stevenson, Wilver and Loewald are eligible to receive benefits under the Company’s executive severance policy. In order to receive the benefits described above, the executive must have entered into a noncompetition agreement with the Company.

Executive Severance Agreement for Marc Casper

Mr. Casper’s executive severance agreement provides that, in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) two (2) times his annual base salary then in effect, and (B) two (2) times his target bonus for the year in which the date of termination occurs, except that if Mr. Casper receives benefits under his executive change in control retention agreement described above, he would not be entitled to also receive benefits under his executive severance agreement. In addition, Mr. Casper would be entitled to a pro rata bonus for that year (which would not be paid until March of the following year, when the other executive officer bonuses would be paid, and only if the performance goals established under the annual incentive award plan applicable to the other executive officers were met), and for two years after the date of termination, he would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, Mr. Casper would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment.

Treatment of Equity

Upon death, disability, or a qualifying retirement of Messrs. Williamson, Malus, Stevenson, Wilver and Loewald, certain outstanding stock options and certain restricted stock unit awards will vest. In the event that any of these individuals is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined in the executive change in control agreements (in the case of Messrs. Williamson, Malus, Stevenson, Wilver or Loewald) or the Life change in control agreement (in the case of Mr. Stevenson prior to February 3, 2016), within the relevant period of time (per the respective agreement) following a qualifying change in control, each outstanding stock option and time-based restricted stock unit award granted to an executive officer will vest.

In the case of Mr. Casper, in the event he is (i) terminated without “cause” or he leaves voluntarily for “good reason,” as those terms are defined in his severance agreement, or (ii) terminated without “cause” or he leaves voluntarily for “good reason” within 18 months of a qualifying change in control, as those terms are defined in his executive change in control agreement, certain portions of his unvested equity grants will vest.

Noncompetition Agreements

The Company has entered into noncompetition agreements with its named executive officers and certain of its key employees. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of eighteen (18) months in the case of Messrs. Williamson, Malus, Wilver and Loewald, and twenty-four (24) months in the case of Mr. Casper, thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of eighteen (18) months after termination (or twenty-four (24) months in the case of Mr. Casper), to solicit or hire employees of the Company or to solicit customers of the Company. The Company has entered into a noncompetition agreement with Mr. Stevenson that provides that during the term of his employment with the Company, and for a period of twelve (12) months thereafter, Mr. Stevenson will not compete with the Company’s Life Sciences Solutions group, which consists of primarily the former Life Technologies businesses. The agreement also contains provisions that restrict Mr. Stevenson’s ability during the term of his employment with the Company and for a period of twelve (12) months after termination, to solicit for hire employees of the Company or to solicit customers of the Company.

Tables

The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon voluntary resignation, involuntary termination for cause, involuntary termination without cause, or voluntarily for good reason (in the case of Mr. Casper only), involuntary termination without cause or voluntarily for good reason following a change in control, upon a change in control without termination, and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2015, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out can only be determined at the time of such event. In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan and pension plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on pages 33 and 35, respectively.

Marc N. Casper

The following table shows the potential payments upon termination or a change in control of the Company for Marc Casper, the Company’s President and Chief Executive Officer.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause or by Executive for Good Reason 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$2,700,000		$2,700,000		$0	$0		$0
Bonus	$0		$0	$4,995,000		$4,995,000		$0	$0		$0
Pro-rata Bonus	$2,497,500	(1)	$0	$3,353,850	(2)	$2,497,500	(3)	$0	$3,353,850	(2)	$3,353,850	(2)
Total Cash Severance	$2,497,500		$0	$11,048,850		$10,192,500		$0	$3,353,850		$3,353,850
Benefits & Perquisites
Health and Welfare Benefits(4)	$0		$0	$43,220		$43,220		$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A
Total Benefits & Perquisites	$0		$0	$63,220		$63,220		$0	$0		$0
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$0		$0	$3,551,281		$8,355,311		$0	$8,355,311		$8,355,311
Value of Accelerated Time Based Restricted Stock Units(5)	$0		$0	$11,247,428		$21,064,158		$0	$10,532,079		$10,532,079
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0
Total Value of Accelerated Equity Grants	$0		$0	$14,798,709		$29,419,469		$0	$18,887,390		$18,887,390
Total Value: Incremental Benefits	$2,497,500		$0	$25,910,779		$39,675,189		$0	$22,241,240		$22,241,240

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents bonus paid in 2015 for 2014 performance.

(3)         Represents target bonus for 2015.

(4)         Includes for the two-year period (a) premiums of $18,558 with respect to medical and dental insurance, and (b) premiums of $24,662 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

Stephen Williamson

The following table shows the potential payments upon termination or a change in control of the Company for Stephen Williamson, the Company’s Senior Vice President and Chief Financial Officer.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$862,502		$1,150,002		$0	$0		$0
Bonus	$0		$0	$646,875		$862,500		$0	$0		$0
Pro-rata Bonus	$431,250	(1)	$0	$431,250	(2)	$431,250	(2)	$0	$431,250	(1)	$431,250	(1)

Total Cash Severance	$431,250		$0	$1,940,627		$2,443,752		$0	$431,250		$431,250
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$24,753	(3)	$33,260	(4)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$44,753		$53,260		$0	$0		$0
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$0		$0	$0		$653,986		$0	$653,986		$653,986
Value of Accelerated Time Based Restricted Stock Units(5)	$0		$0	$0		$2,186,050		$0	$2,186,050		$2,186,050
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,840,036		$0	$2,840,036		$2,840,036

Total Value: Incremental Benefits	$431,250		$0	$1,985,380		$5,337,048		$0	$3,271,286		$3,271,286

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents target bonus for 2015.

(3)         Includes for the 1.5 year period (a) premiums of $23,659 with respect to medical and dental insurance, and (b) premiums of $1,094 paid by the Company for life insurance.

(4)         Includes for the two-year period (a) premiums of $31,801 with respect to medical and dental insurance, and (b) premiums of $1,459 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

Alan J. Malus

The following table shows the potential payments upon termination or a change in control of the Company for Alan Malus, the Company’s Executive Vice President.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,100,250		$1,467,000		$0	$0		$0
Bonus	$0		$0	$1,100,250		$1,467,000		$0	$0		$0
Pro-rata Bonus	$733,500	(1)	$0	$733,500	(2)	$733,500	(2)	$0	$733,500	(1)	$733,500	(1)

Total Cash Severance	$733,500		$0	$2,934,000		$3,667,500		$0	$733,500		$733,500
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$19,964	(3)	$26,820	(4)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$39,964		$46,820		$0	$0		$0
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$1,581,461	(6)	$0	$0		$2,400,091		$0	$2,400,091		$2,400,091
Value of Accelerated Time Based Restricted Stock Units(5)	$1,314,950	(6)	$0	$0		$5,779,253		$0	$5,779,253		$5,779,253
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$2,896,411		$0	$0		$8,179,344		$0	$8,179,344		$8,179,344

Total Value: Incremental Benefits	$3,629,911		$0	$2,973,964		$11,893,664		$0	$8,912,844		$8,912,844

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents target bonus for 2015.

(3)         Includes for the 1.5 year period (a) premiums of $18,596 with respect to medical and dental insurance, and (b) premiums of $1,368 paid by the Company for life insurance.

(4)         Includes for the two-year period (a) premiums of $24,996 with respect to medical and dental insurance, and (b) premiums of $1,824 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

(6)         Assumes retirement on December 31, 2015.

Mark P. Stevenson

The following table shows the potential payments upon termination or a change in control of the Company for Mark Stevenson, the Company’s Executive Vice President.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause or by Executive for Good Reason 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,637,000		$1,637,000		$0	$0		$0
Bonus	$0		$0	$2,399,373		$1,718,850		$0	$0		$0
Pro-rata Bonus	$859,425	(1)	$0	$859,425	(2)	$859,425	(2)	$0	$859,425	(1)	$859,425	(1)

Total Cash Severance	$859,425		$0	$4,895,798		$4,215,275		$0	$859,425		$859,425
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$3,051	(3)	$32,641	(4)	$0	$0		$0
Outplacement	$0		$0	$25,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$28,051		$52,641		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	$0		N/A		N/A	N/A		N/A
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$0		$0	$0		$1,792,070		$0	$1,792,070		$1,792,070
Value of Accelerated Time Based Restricted Stock Units(5)	$0		$0	$1,947,208		$7,105,016		$0	$7,105,016		$7,105,016
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$1,947,208		$8,897,086		$0	$8,897,086		$8,897,086
Retention Bonus Reduction				($3,100,000)

Total Value: Incremental Benefits	$859,425		$0	$3,771,057		$13,165,002		$0	$9,756,511		$9,756,511

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents target bonus for 2015.

(3)         Represents 1 month of COBRA medical and dental premiums grossed up by 229.56% to cover income taxes.

(4)         Includes for the two-year period (a) premiums of $30,817 with respect to medical and dental insurance, and (b) premiums of $1,824 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

Peter M. Wilver

The following table shows the potential payments upon termination or a change in control of the Company for Peter Wilver, the Company’s Executive Vice President and Chief Administrative Officer.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,012,500		$1,350,000		$0	$0		$0
Bonus	$0		$0	$911,250		$1,215,000		$0	$0		$0
Pro-rata Bonus	$607,500	(1)	$0	$607,500	(2)	$607,500	(2)	$0	$607,500	(1)	$607,500	(1)

Total Cash Severance	$607,500		$0	$2,531,250		$3,172,500		$0	$607,500		$607,500
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$14,913	(3)	$20,045	(4)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$34,913		$40,045		$0	$0		$0
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$1,186,953	(6)	$0	$0		$1,894,748		$0	$1,894,748		$1,894,748
Value of Accelerated Time Based Restricted Stock Units(5)	$986,567	(6)	$0	$0		$4,282,735		$0	$3,573,485		$3,573,485
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$2,173,520		$0	$0		$6,177,483		$0	$5,468,233		$5,468,233

Total Value: Incremental Benefits	$2,781,020		$0	$2,566,163		$9,390,028		$0	$6,075,733		$6,075,733

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents target bonus for 2015.

(3)         Includes for the 1.5 year period (a) premiums of $14,879 with respect to medical and dental insurance, and (b) premiums of $34 paid by the Company for life insurance.

(4)         Includes for the two-year period (a) premiums of $19,999 with respect to medical and dental insurance, and (b) premiums of $46 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

(6)         Assumes retirement on December 31, 2015.

Thomas W. Loewald

The following table shows the potential payments upon termination or a change in control of the Company for Thomas Loewald, the Company’s Senior Vice President.

	Voluntary Resignation Without Good Reason 12/31/15		Involuntary For Cause 12/31/15	Involuntary Without Cause 12/31/15		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/15		CIC Without Termination 12/31/15	Disability 12/31/15		Death 12/31/15
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$900,000		$1,200,000		$0	$0		$0
Bonus	$0		$0	$765,000		$1,020,000		$0	$0		$0
Pro-rata Bonus	$510,000	(1)	$0	$510,000	(2)	$510,000	(2)	$0	$510,000	(1)	$510,000	(1)

Total Cash Severance	$510,000		$0	$2,175,000		$2,730,000		$0	$510,000		$510,000
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$24,876	(3)	$33,425	(4)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$44,876		$53,425		$0	$0		$0
Long-Term Incentives
Gain on Accelerated Stock Options(5)	$0		$0	$0		$1,709,718		$0	$1,709,718		$1,709,718
Value of Accelerated Time Based Restricted Stock Units(5)	$0		$0	$0		$4,398,769		$0	$4,398,769		$4,398,769
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$6,108,487		$0	$6,108,487		$6,108,487

Total Value: Incremental Benefits	$510,000		$0	$2,219,876		$8,891,912		$0	$6,618,487		$6,618,487

(1)         Represents an assumed target bonus award for 2015.

(2)         Represents target bonus for 2015.

(3)         Includes for the 1.5 year period (a) premiums of $23,659 with respect to medical and dental insurance, and (b) premiums of $1,217 paid by the Company for life insurance.

(4)         Includes for the two-year period (a) premiums of $31,802 with respect to medical and dental insurance, and (b) premiums of $1,623 paid by the Company for life insurance.

(5)         Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2015 of $141.85.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews director compensation and makes recommendations to the Board for changes when deemed appropriate. The Board then acts on any such recommendation by the Compensation Committee.

Cash Compensation

Each non-management director (except Mr. Manzi) receives an annual retainer of $100,000. Mr. Casper, as an employee of the Company, receives no additional compensation from the Company for service as a director or committee member. The chairpersons of each of the Audit, Compensation, and Nominating and Corporate Governance Committees, as well as the chairpersons of the Strategy and Finance Committee of the Board (the “Strategy Committee”), which Committee consists of Ms. Lewent (Chair), Messrs. Casper and Parrett and Dr. Jacks, and the Science and Technology Committee of the Board, which Committee consists of Dr. Jacks (Chair) and Mr. Casper, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $25,000, and the chairpersons of the Compensation, Nominating and Corporate Governance, Strategy and Finance, and Science and Technology Committees receive an additional annual retainer of $15,000.

Mr. Manzi serves as Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $270,000. Payment of the annual retainers is made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Deferred Compensation Plan for Directors

The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2015, a total of 283,789 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 21,369 shares of Common Stock were accumulated.

Fisher Retirement Plan for Non-Employee Directors

Fisher maintained a Retirement Plan for non-employee directors, pursuant to which a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement from the Fisher board. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. The Fisher Merger resulted in a termination of service from the Fisher board for Mr. Sperling, which started the payout of benefits under the Retirement Plan. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Mr. Sperling receives $48,000 per year under this plan.

Stock-Based Compensation

Annual equity grants to non-management directors are made upon the recommendation of the Compensation Committee. In May 2015 each non-management director on the Board at that time received a grant of 1,137 time-

based restricted stock units of the Company, which vest on the earlier of the anniversary of the grant date or the Company’s next annual meeting of stockholders.

Matching Charitable Donation Program

The Company has a matching charitable donation program for independent directors, pursuant to which the Company matches donations made by a director to a charity selected by the director, up to $15,000 per director per year.

Summary Director Compensation Table

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2015:

Name	Fees Earned or Paid in Cash($)		Stock Awards($)(1)	Option Awards($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)		Total ($)
Nelson J. Chai	$100,000		$150,107	—	—	$10,708	(3)	$260,815
C. Martin Harris	$100,000		$150,107	—	—	$708		$250,815
Tyler Jacks	$115,000		$150,107	—	—	$15,708	(4)	$280,815
Judy C. Lewent	$115,000		$150,107	—	—	$16,152	(5)	$281,259
Thomas J. Lynch	$115,000		$150,107	—	—	$15,708	(4)	$280,815
Jim P. Manzi	$270,000		$150,107	—	—	$15,708	(4)	$435,815
William G. Parrett	$125,000		$150,107	—	—	$15,708	(4)	$290,815
Lars R. Sørensen(6)	$50,000		$150,107	—	—	$708		$200,815
Scott M. Sperling(7)	$115,000	(8)	$150,107	—	—	$23,165	(9)	$288,272
Elaine S. Ullian	$100,000		$150,107	—	—	$20,169	(10)	$270,276

(1)         These amounts represent the aggregate grant date fair value of stock awards granted to directors in 2015, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors for these awards during fiscal year 2015. In May 2015, each non-management director on the Board at that time received a grant of 1,137 restricted stock units, having a grant date fair value of $150,107, all of which is included in the “stock awards” column.

The following table shows, for each of our non-employee directors, information concerning stock option awards granted during their respective service periods in fiscal 2015 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock option awards outstanding as of December 31, 2015:

Name	Number of Stock Options Granted in 2015	Grant Date Fair Value of Stock Options Granted in 2015	Aggregate Stock Option Awards Outstanding as of 12/31/15
Nelson J. Chai	—	—	—
C. Martin Harris	—	—	—
Tyler Jacks	—	—	—
Judy C. Lewent	—	—	—
Thomas J. Lynch	—	—	—
Jim P. Manzi	—	—	—
William G. Parrett	—	—	—
Lars R. Sørensen	—	—	—
Scott M. Sperling	—	—	20,000
Elaine S. Ullian	—	—	—

(2)         These amounts include $708 of dividends accrued in the form of dividend equivalents on restricted stock units held by each non-employee director.

(3)         Includes matching Company contributions of $10,000 under the Matching Charitable Donation Program for Directors.

(4)         Includes matching Company contributions of $15,000 under the Matching Charitable Donation Program for Directors.

(5)         Includes $15,000 for matching Company contributions under the Matching Charitable Donation Program for Directors and $444 of Company dividends accrued in the form of dividend equivalents in 2015 on deferred stock units held in the Directors Deferred Compensation Plan.

(6)         Mr. Sørensen resigned from the Board of Directors on July 1, 2015.

(7)         Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

(8)         Represents compensation deferred and issued as 896 deferred stock units pursuant to the Directors Deferred Compensation Plan.

(9)         Includes $15,000 for matching Company contributions under the Matching Charitable Donation Program for Directors and $7,457 of Company dividends accrued in the form of dividend equivalents in 2015 on deferred stock units held in the Directors Deferred Compensation Plan.

(10)         Includes $15,000 for matching Company contributions under the Matching Charitable Donation Program for Directors and $4,461 of Company dividends accrued in the form of dividend equivalents in 2015 on deferred stock units held in the Directors Deferred Compensation Plan.

Stock Ownership Policy for Directors

The Compensation Committee has established a stock ownership policy that directors of the Company hold shares of Common Stock equal in value to five times the annual cash retainer for directors. Directors have until February 2018 to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers will be counted towards this target, as will time-based restricted stock units. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading “Stock Ownership Policy” under the heading “Compensation Discussion and Analysis.”

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 10, 2016, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company’s executive officers named in the summary compensation table set forth under the heading “EXECUTIVE COMPENSATION” (the “named executive officers”), (c) all directors and executive officers as a group, and (d) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
BlackRock, Inc.	22,658,564	(2)	5.72%
Massachusetts Financial Services Company	30,929,105	(3)	7.80%
T. Rowe Price Associates, Inc.	25,094,743	(4)	6.33%
Vanguard Group Inc.	23,484,646	(5)	5.93%
Marc N. Casper	1,124,808	(6)	*
Nelson J. Chai	7,450		*
C. Martin Harris	2,901		*
Tyler Jacks	8,178		*
Judy C. Lewent	14,239	(7)	*
Thomas W. Loewald	64,254	(8)	*
Thomas J. Lynch	9,959		*
Alan J. Malus	118,931	(9)	*
Jim P. Manzi	37,733		*
William G. Parrett	10,499		*
Scott M. Sperling	97,846	(10)	*
Mark P. Stevenson	71,201	(11)	*
Elaine S. Ullian	11,949	(12)	*
Stephen Williamson	53,658	(13)	*
Peter M. Wilver	221,502	(14)	*
All directors and executive officers as a group (19 persons)	2,047,391	(15)	*

*  Less than one percent.

(1)         The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned by executive officers and directors consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)         This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 2016, by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, which reported such ownership as of December 31, 2015. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 10, 2016. BlackRock has sole voting power with respect to 19,220,088 shares, shared voting and dispositive power with respect to 1,534 shares and sole dispositive power with respect to 22,657,030 shares.

(3)         This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2016, by Massachusetts Financial Services Company (“MFS”), 111 Huntington

Ave., Boston, MA 02199, which reported such ownership as of December 31, 2015. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 10, 2016. MFS has sole voting power with respect to 26,580,133 shares, shared voting and dispositive power with respect to no shares and sole dispositive power with respect to all shares.

(4)         This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2016, by T. Rowe Price Associates, Inc. (“Price Associates”), 100 E. Pratt Street, Baltimore, MD 21202, which reported such ownership as of December 31, 2015. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 10, 2016. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole voting power with respect to 6,833,712 shares, shared voting and dispositive power with respect to no shares and sole dispositive power with respect to all shares.

(5)         This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016, by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, which reported such ownership as of December 31, 2015. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 10, 2016. Vanguard reports sole voting power with respect to 741,121 shares, shared voting power with respect to 39,800 shares, sole dispositive power with respect to 22,699,800 shares, and shared dispositive power with respect to 784,846 shares.

(6)         Includes 60,830 shares held indirectly, by the Marc N. Casper 2012 Irrevocable Trust, for the primary benefit of Mr. Casper’s minor children, over which Mr. Casper shares dispositive power with the trustee and as to which the trustee has sole voting power; 766,739 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016; and 173,184 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016.

(7)         Includes 740 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(8)         Includes 47,125 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016 and 8,076 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016.

(9)         Includes 37,450 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016, 29,375 shares of Common Stock underlying stock options that are immediately exercisable if Mr. Malus retires after February 26, 2016, 10,776 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016, 11,640 restricted stock units that will vest immediately if Mr. Malus retires after February 26, 2016, and 14,256 shares held by Mr. Malus’ spouse.

(10)         Includes 20,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016, and 13,193 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(11)         Includes 61,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016, 4,625 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016 and 394 shares held in the Company’s 401(k) plan by Mr. Stevenson.

(12)         Includes 7,435 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(13)         Includes 44,125 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016 and 3,662 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016.

(14)         Includes 107,650 shares of Common Stock underlying stock options that are exercisable within 60 days of February 10, 2016, 22,150 shares of Common Stock underlying stock options that are immediately exercisable if Mr. Wilver retires after February 26, 2016, 15,048 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016, and 8,700 restricted stock units that will vest immediately if Mr. Wilver retires after February 26, 2016.

(15)         Includes, in addition to the items described above for the named executive officers and directors, 941 shares held in the Company’s 401(k) Plan by executive officers other than the named executive officers, 115,913 shares of Common Stock underlying stock options held by executive officers other than the named executive officers that are exercisable within 60 days of February 10, 2016 (or immediately if certain eligible executive officers retire after February 26, 2016), and 18,286 restricted stock units held by executive officers other than the named executive officers that will settle and pursuant to which shares will be delivered within 60 days of February 10, 2016 (or immediately if certain eligible executive officers retire after February 26, 2016).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company’s securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2015, except that Mr. Scott Sperling, a director of the Company, filed a late Form 5 with respect to the gift of 36 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•        the related person’s interest in the related person transaction;

•        the approximate dollar value of the amount involved in the related person transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•         the purpose of, and the potential benefits to the Company of, the transaction; and

•         any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

As part of the Life Technologies Acquisition, pursuant to the Acquisition Agreement, the vesting of certain options to purchase shares of the common stock of Life Technologies, and certain Life Technologies RSUs, was accelerated, and certain RSUs held by former employees of Life Technologies were converted into the right to receive cash from the Company in accordance with their original vesting schedule. Mark P. Stevenson, a named executive officer of the Company, held 143,178 RSUs and 312,944 unvested options to purchase shares of Life Technologies common stock prior to the closing of the Life Technologies Acquisition. The vesting of 80,808 of the RSUs, and all of the stock options, accelerated at the closing, and at that time Mr. Stevenson received a cash payment for these equity instruments. The remainder of his RSUs were converted into restricted cash, which would vest in equal installments in April 2015, 2016 and 2017, so long as Mr. Stevenson is employed by the Company on each such date (subject to certain exceptions). During 2015, Mr. Stevenson received $2,801,094 upon the vesting of the 2015 tranche of this restricted cash. In addition, for the year ended December 31, 2015, he received the compensation reflected in the Summary Compensation Table on page 26. This transaction was not subject to the Company’s related person transaction policy described above because it was negotiated as part of the Acquisition Agreement and was provided to all former Life Technologies employees who held restricted stock units at the time of the closing of the Life Technologies Acquisition that were scheduled to vest after January 1, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity Compensation Plans Approved By Security Holders(3)(4)(5)	11,167,555	$85.81	24,837,833
Equity Compensation Plans Not Approved By Security Holders(6)	98,115	$36.26	0
Total	11,265,670	$85.30	24,837,833

(1)         Column (a) includes an aggregate of 1,358,480 Common Stock time-based restricted stock units outstanding granted under the Company’s approved plans. The weighted average exercise price set forth in column (b) does not take into account the Common Stock time-based restricted stock units included in column (a).

(2)         Equity compensation plans approved by security holders include 12,409,795 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units).

(3)         Column (a) includes an aggregate of 21,369 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors’ fees and retainers accrued through December 31, 2015. Column (c) includes 283,789 shares that are available under the Directors Deferred Compensation Plan. See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).

(4)         Column (a) includes an aggregate of 303,638 Common Stock performance-based restricted stock units outstanding under the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan (which represents the maximum number of units achievable under such awards). The weighted average exercise price set forth in column (b) does not take into account the Common Stock performance-based restricted stock units included in column (a).

(5)         Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan (the “ESPP”), which has a remaining stockholder approved reserve of 1,118,505 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on June 30 and December 31) at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining stockholder approved reserve is included in column (c).

(6)         In connection with the Fisher Merger, the Company assumed options to purchase stock under the Fisher Scientific International Inc. 2005 Equity and Incentive Plan (the “Fisher 2005 Plan”). The Company continued to grant options to purchase Company Common Stock under the Fisher 2005 Plan to Company employees after the Fisher Merger who were former employees of Fisher. At December 31, 2015, these options covered 98,115 shares of Common Stock at a weighted average exercise price of $36.26, and included options to purchase an aggregate of 20,000 shares at a weighted average exercise price of $36.87 per share which were granted by Fisher prior to the Fisher Merger. Prior to the Fisher Merger, the Fisher 2005 Plan was approved by the Fisher stockholders. The material terms of this plan are described below.

Fisher Scientific International Inc. 2005 Equity and Incentive Plan

The Fisher 2005 Plan was originally adopted to secure for Fisher and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. In connection with the approval and adoption of the Company’s 2013 Stock Incentive Plan, the Fisher 2005 Plan was frozen such that no additional awards will be granted under that plan, although outstanding awards under the Fisher 2005 Plan remain in effect. The Fisher 2005 Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards would be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Participants were eligible to receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which could consist of stock and/or cash). The exercise price of stock options granted under the Fisher 2005 Plan could not be less than the fair market value of the Company’s shares on the date of the grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com. The Committee reviews the charter annually.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2015, with management and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Committee has also reviewed and discussed with management and PwC management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed pursuant to Statement on Auditing Standards No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC. The Audit Committee has received from PwC the letters and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with PwC the auditor’s independence. The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

The Committee has discussed with the Company’s internal audit department and independent auditor the overall scope and plans for their respective audits. The Committee meets with the Company’s director of internal audit and representatives of the independent auditor, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

THE AUDIT COMMITTEE

William G. Parrett (Chairman)

Nelson J. Chai

Thomas J. Lynch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2015, and December 31, 2014:

	Fiscal 2015		Fiscal 2014
Audit Fees	$16,125,708	(1)	$17,267,108
Audit-Related Fees	$322,043		$646,000
Tax Fees	$7,482,366	(2)	$9,409,755	(2)
All Other Fees	—		$357,000	(3)
Total Fees	$23,930,117		$27,679,863

(1)         Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2015.

(2)         Includes $3,503,687 and $4,250,002 for tax compliance services and $3,978,679 and $5,159,753 for tax consulting services in 2015 and 2014, respectively.

(3)         Reflects support for planning and assistance in separating businesses to be sold.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, due diligence related to mergers and acquisitions, financial accounting and reporting matters, and SEC filing related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-

approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2015 and 2014, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above.

-PROPOSAL 2-

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Every year, we provide our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals and uses a portfolio of equity awards to help align the interests of our executives with those of our stockholders. Key financial metrics include organic revenue growth, adjusted operating income margin, and adjusted earnings per share. Each of these metrics directly drove payouts to our named executive officers in incentive programs used in 2015.

The “EXECUTIVE COMPENSATION” section of this proxy statement beginning on page 12, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the year ended December 31, 2015. As described in the Compensation Discussion and Analysis, the compensation for our named executive officers for 2015 reflected our compensation philosophy and approach.

Consistent with this approach, the compensation of our named executive officers for 2015 featured:

•        cash payouts under our annual cash incentive bonus program that ranged between 120% and 125% of target, reflective of the strong operating performance of the Company, and

•        equity grants for our named executive officers that consisted of a mixture of stock options, performance-based restricted stock units and time-based restricted stock units.

Our executive compensation program also incorporates a number of other key features that are designed to align the interests of our named executive officers with that of our stockholders, including:

•        a compensation package more heavily weighted toward long-term equity-based incentive compensation than salary and annual cash incentives in order to emphasize the focus on the Company’s long-term performance,

•        stock ownership guidelines, in order to encourage officers to focus on the Company’s long-term performance and discourage unreasonable risk-taking,

•        annual incentive awards that are subject to recoupment (or “clawback”) in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the U.S. federal securities laws that is required to be prepared at any time during the three-year period following payment of the award,

•        a policy not to include tax gross-ups in compensation arrangements,

•        double-trigger provisions in all of our executives’ change in control agreements, and

•        limited perquisites, none of which are subject to a tax gross-up.

As required by Section 14(A) of the Securities and Exchange Act of 1934, as amended, our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 3-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. During the 2015 fiscal year, PwC served as the Company’s independent auditors. See “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

PwC has audited the Company’s financial statements each year since 2002. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of PwC. In addition to overseeing the regular rotation of the lead audit partner, the Audit Committee is involved in the selection of, and reviews and evaluates the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm. The Audit Committee believes that the retention of PwC to serve as our independent auditors is in the best interests of the Company and its stockholders. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2016 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2016 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2016. Proxies solicited by the Board will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2016 Annual Meeting of Stockholders, and the deadline under our bylaws for stockholders to notify the Company of any proposals or director nominees has passed. Should any other matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2017 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 6, 2016. In addition, the Company’s bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary no earlier than January 20, 2017, and no later than February 4, 2017. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail and electronic means, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has engaged D.F. King & Co., Inc. for an approximate fee of $15,000, and an additional fee based on the number of telephone calls made to stockholders, plus reimbursement of out-of-pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices of Internet availability of proxy materials and annual reports. This means that only one copy of our proxy statement, notice of Internet availability of proxy materials and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1111. If you want to receive separate copies of the proxy statement, notice of Internet availability of proxy materials or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts

April 5, 2016

THERMO FISHER SCIENTIFIC INC. 81 WYMAN STREET WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05637-P76125-Z67424	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THERMO FISHER SCIENTIFIC INC.
The Board of Directors recommends you vote FOR the following: 1. Election of Directors		For	Against	Abstain
Nominees:
1a. Marc N. Casper		☐	☐	☐		For	Against	Abstain
1b. Nelson J. Chai		☐	☐	☐	1i. Scott M. Sperling	☐	☐	☐
1c. C. Martin Harris		☐	☐	☐	1j. Elaine S. Ullian	☐	☐	☐
1d. Tyler Jacks		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.
1e. Judy C. Lewent		☐	☐	☐	2. An advisory vote to approve named executive officer compensation.	☐	☐	☐
1f. Thomas J. Lynch		☐	☐	☐	3. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2016.	☐	☐	☐
1g. Jim P. Manzi		☐	☐	☐
1h. William G. Parrett		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse side for instructions)				☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E05638-P76125-Z67424

THERMO FISHER SCIENTIFIC INC.

This proxy is solicited by the Board of Directors

ANNUAL MEETING OF THE STOCKHOLDERS TO BE

HELD ON MAY 18, 2016

The undersigned hereby appoints Marc N. Casper, Jim P. Manzi and Stephen Williamson, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on March 28, 2016, at the Annual Meeting of the Stockholders to be held at the Mandarin Oriental New York, 80 Columbus Circle at 60th Street, New York, New York, on Wednesday, May 18, 2016 at 1:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” the approval of an advisory vote on named executive officer compensation, “FOR” ratification of the selection of independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side